                                                                       Exhibit 3


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                                                           FOOTHILL.



                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                                 BY AND BETWEEN


                       CHILDREN'S BROADCASTING CORPORATION


                                       AND


                          FOOTHILL CAPITAL CORPORATION


                            DATED AS OF JULY 1, 1997





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                              (Page 39 of 142 Pages)

                                TABLE OF CONTENTS


                                                                         PAGE(S)
                                                                         -------
1.   DEFINITIONS AND CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . .  28
     1.3  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     1.4  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     1.5  Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . .  29

2.   LOAN AND TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . .  29
     2.1  Revolving Advances . . . . . . . . . . . . . . . . . . . . . . . .  29
     2.2  Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     2.3  Appraisals; Mandatory Prepayments of the Term Loan . . . . . . . .  30
     2.4  [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . .  31
     2.5  Overadvances . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     2.6  Interest:  Rates, Payments, and Calculations . . . . . . . . . . .  31
     2.7  Collection of Accounts . . . . . . . . . . . . . . . . . . . . . .  32
     2.8  Crediting Payments; Application of Collections . . . . . . . . . .  32
     2.9  Designated Account.. . . . . . . . . . . . . . . . . . . . . . . .  33
     2.10 Maintenance of Loan Account; Statements of Obligations . . . . . .  33
     2.11 Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

3.   CONDITIONS; TERM OF AGREEMENT . . . . . . . . . . . . . . . . . . . . .  34
     3.1  Conditions Precedent to the Initial Advance and the Term Loan. . .  34
     3.1A Conditions Precedent to the Term Loan. . . . . . . . . . . . . . .  38
     3.2  Conditions Precedent to all Advances and the Term Loan . . . . . .  39
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     3.3  Condition Subsequent . . . . . . . . . . . . . . . . . . . . . . .  39
     3.4  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     3.5  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .  40
     3.6  Early Termination by Borrower. . . . . . . . . . . . . . . . . . .  40
     3.7  Termination Upon Event of Default. . . . . . . . . . . . . . . . .  40

4.   CREATION OF SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . .  41
     4.1  Grant of Security Interest . . . . . . . . . . . . . . . . . . . .  41
     4.2  Negotiable Collateral. . . . . . . . . . . . . . . . . . . . . . .  41
     4.3  Collection of Accounts, General Intangibles, and Negotiable
          Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     4.4  Delivery of Additional Documentation Required. . . . . . . . . . .  42
     4.5  Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . .  42
     4.6  Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                   (Page 40 of 142 Pages)

5.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  43
     5.1  No Encumbrances. . . . . . . . . . . . . . . . . . . . . . . . . .  44
     5.2  Eligible Accounts. . . . . . . . . . . . . . . . . . . . . . . . .  44
     5.3  Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . .  44
     5.4  Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     5.5  Location of Inventory and Equipment. . . . . . . . . . . . . . . .  44
     5.6  [intentionally omitted]. . . . . . . . . . . . . . . . . . . . . .  44
     5.7  Location of Chief Executive Office; FEIN . . . . . . . . . . . . .  45
     5.8  Due Organization and Qualification; Subsidiaries . . . . . . . . .  45
     5.9  Due Authorization; No Conflict . . . . . . . . . . . . . . . . . .  46
     5.10 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     5.11 No Material Adverse Change . . . . . . . . . . . . . . . . . . . .  47
     5.12 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     5.13 Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . .  48
     5.14 Environmental Condition. . . . . . . . . . . . . . . . . . . . . .  48
     5.15 Key Leases; Tower Leases . . . . . . . . . . . . . . . . . . . . .  49
     5.16 LPMA; Network Affiliates . . . . . . . . . . . . . . . . . . . . .  49
     5.17 No Default In Communication Franchise Agreements . . . . . . . . .  49
     5.18 Governmental Authority . . . . . . . . . . . . . . . . . . . . . .  49

6.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  50
     6.1  Accounting System. . . . . . . . . . . . . . . . . . . . . . . . .  50
     6.2  Collateral Reporting . . . . . . . . . . . . . . . . . . . . . . .  50
     6.3  Financial Statements, Reports, Certificates. . . . . . . . . . . .  50
     6.4  Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     6.5  Guarantor Reports. . . . . . . . . . . . . . . . . . . . . . . . .  52
     6.6  Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     6.7  Title to Equipment . . . . . . . . . . . . . . . . . . . . . . . .  53
     6.8  Maintenance of Equipment . . . . . . . . . . . . . . . . . . . . .  53
     6.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     6.10 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     6.11 No Setoffs or Counterclaims. . . . . . . . . . . . . . . . . . . .  55
     6.12 Location of Inventory and Equipment. . . . . . . . . . . . . . . .  55
     6.13 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .  56
     6.14 Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . .  56
     6.15 Leases.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     6.16 Government Authorization . . . . . . . . . . . . . . . . . . . . .  57
     6.17 Off-the-Air Reports. . . . . . . . . . . . . . . . . . . . . . . .  57
     6.18 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     6.19 Permitted Acquisitions; Permitted Unrestricted Subsidiary
          Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     6.20 License Renewals . . . . . . . . . . . . . . . . . . . . . . . . .  58

7.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     7.1  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     7.2  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     7.3  Restrictions on Fundamental Changes. . . . . . . . . . . . . . . .  59

                              (Page 41 of 142 Pages)

     7.4  Disposal of Assets . . . . . . . . . . . . . . . . . . . . . . . .  60
     7.5  Change Name. . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     7.6  Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     7.7  Nature of Business . . . . . . . . . . . . . . . . . . . . . . . .  60
     7.8  Prepayments and Amendments . . . . . . . . . . . . . . . . . . . .  60
     7.9  Change of Control. . . . . . . . . . . . . . . . . . . . . . . . .  60
     7.10 Consignments . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     7.11 Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     7.12 Accounting Methods . . . . . . . . . . . . . . . . . . . . . . . .  61
     7.13 Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     7.14 Transactions with Affiliates . . . . . . . . . . . . . . . . . . .  61
     7.15 Suspension . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.16 Communication Franchise Agreements . . . . . . . . . . . . . . . .  62
     7.17 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.18 Change in Location of Chief Executive Office; Inventory and
          Equipment with Bailees . . . . . . . . . . . . . . . . . . . . . .  63
     7.19 No Prohibited Transactions Under ERISA . . . . . . . . . . . . . .  63
     7.20 Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . .  64
     7.21 Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . .  65

8.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

9.   FOOTHILL'S RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . .  68
     9.1  Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . .  68
     9.2  Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . .  71

10.  TAXES AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  72

11.  WAIVERS; INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .  72
     11.1 Demand; Protest; etc.. . . . . . . . . . . . . . . . . . . . . . .  72
     11.2 Foothill's Liability for Collateral. . . . . . . . . . . . . . . .  72
     11.3 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  73

12.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. . . . . . . . . . . . . . .  74

14.  DESTRUCTION OF OBLIGORS' DOCUMENTS. . . . . . . . . . . . . . . . . . .  75

15.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     15.1 Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     15.2 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  75
     15.3 Section Headings . . . . . . . . . . . . . . . . . . . . . . . . .  76
     15.4 Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     15.5 Severability of Provisions . . . . . . . . . . . . . . . . . . . .  76
     15.6 Amendments in Writing. . . . . . . . . . . . . . . . . . . . . . .  76
     15.7 Counterparts; Telefacsimile Execution. . . . . . . . . . . . . . .  76

                              (Page 42 of 142 Pages)

     15.8 Revival and Reinstatement of Obligations . . . . . . . . . . . . .  76
     15.9 Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

          SCHEDULES AND EXHIBITS

Schedule P-1             Permitted Liens
Schedule R-1             Guarantor Real Property Collateral
Schedule 5.3             Licenses and Permits and Renewals thereof
Schedule 5.7             FEINs
Schedule 5.8             Subsidiaries and Capital Stock thereof
Schedule 5.10            Litigation
Schedule 5.13            ERISA Benefit Plans
Schedule 5.14            Environmental Condition
Schedule 5.15(a)         Key Leases
Schedule 5.15(b)         Tower Leases
Schedule 5.16(a)         LPMAs
schedule 5.16(b)         Network Affiliates
Schedule 6.12            Location of Inventory and Equipment
Schedule 7.1             Permitted Indebtedness
Schedule 7.14            Permitted Transactions with Affiliates

Exhibit A-1              Form of Borrower's Affiliation Agreement
Exhibit C-1              Form of Compliance Certificate

                              (Page 43 of 142 Pages)
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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of July 1, 1997, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation ("Borrower"), with its chief executive office located at 724 First Street, Fourth Floor, Minneapolis, Minnesota 55401.

                                R E C I T A L S:
                                ----------------
          WHEREAS, Borrower and Foothill are parties to that certain Loan and Security Agreement, dated as of November 25, 1996 as heretofore amended (the "Existing Loan Agreement");

          WHEREAS, Foothill made a term loan to Borrower pursuant to the Existing Loan Agreement in the original principal amount of (i) $11,500,000 PLUS (ii) the amount of the Closing Fee under SECTION 2.11(a) (the "Existing Term Loan"). As of the date hereof, the amount outstanding on the Existing Term Loan is $11,279,900;

          WHEREAS, on or about June 27, 1997, Foothill made an acquisition term loan to Borrower in the amount of $2,400,000 (the "Acquisition Loan");

          WHEREAS, Borrower has requested that Foothill make an additional term loan to Borrower in the amount of $3,000,000 (the "New Term Loan");

          WHEREAS, Borrower and Foothill have agreed to combine the Existing Term Loan, the Acquisition Loan, and the New Term Loan into a single term loan that will be repaid by Borrower in accordance with the terms of this Agreement;

          WHEREAS, Borrower and Foothill desire to amend and restate the Existing Loan Agreement in its entirety as provided in this Agreement, it being understood that no repayment of the obligations under the Existing Loan Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof.

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

               "ABC PARTIES" has the meaning set forth in the definition of "Eligible Accounts."

                              (Page 44 of 142 Pages)

               "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

               "ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to an Obligor arising out of the sale or lease of goods or the rendition of services by an Obligor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes an Unrestricted Subsidiary or is assumed in connection with the acquisition of assets or properties from such Person, and not incurred by such Person in connection with, or in anticipation of, such acquisition or such Person becoming an Unrestricted Subsidiary.

               "ACQUIRED SYSTEM" has the meaning set forth in SECTION 6.19.

               "ACQUISITION" means any purchase or other acquisition by the Borrower of the assets or stock of any other Person, other than the purchase of inventory or equipment in the ordinary course of business.

               "ACQUISITION LOAN" shall have the meaning ascribed to such term in the recitals of this Agreement.

               "ADVANCES" has the meaning set forth in SECTION 2.1(a).

               "ADVERTISING AGENCY ACCOUNT DEBTOR" means any Account Debtor that is an advertising agency.

               "AFFILIATE" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

               "AFFILIATION AGREEMENT" means an Affiliation Agreement between Borrower and a Network Affiliate, substantially in the form of EXHIBIT A-1.

               "AGREEMENT" has the meaning set forth in the preamble hereto.

               "ALTERNATIVE LIQUIDATION VALUE" means, in respect of any asset, the net liquidation value of such asset as determined pursuant to a Permitted Liquidation Value Dispute Resolution. Any determination of the net liquidation value of such asset that is not made in strict compliance with each of the procedures set forth in the definition of "Permitted Liquidation Value Dispute Resolution" shall not constitute an Alternative Liquidation Value.

                              (Page 45 of 142 Pages)

               "AMENDED CLOSING DATE" means the date of the first to occur of the making of the initial Advance or the initial funding of the Term Loan on or after the first date written above.

               "AUTHORIZED PERSON" means any officer or other employee of Borrower.

               "AVERAGE UNUSED PORTION OF MAXIMUM REVOLVING AMOUNT" means, as of any date of determination, (a) the Maximum Revolving Amount, LESS (b) the average Daily Balance of Advances that were outstanding during the immediately preceding month.

               "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. Section 101 ET SEQ.), as amended, and any successor statute.

               "BENEFIT PLAN" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

               "BIA" means Broadcast Investment Advisors.

               "BOOKS" means all of the Obligors' books and records including: ledgers; records indicating, summarizing, or evidencing the Obligors' properties or assets (including the Collateral) or liabilities; all information relating to the Obligors' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

               "BORROWER" has the meaning set forth in the preamble to this Agreement.

               "BORROWER COLLATERAL" means all right, title, or interest with respect of Borrower with respect to the following:

               (a)  the Accounts,

               (b)  the Books,

               (c)  the Equipment,

               (d)  the General Intangibles,

               (e)  the Inventory,

               (f)  the Negotiable Collateral,

               (g)  the Real Property Collateral,

                              (Page 46 of 142 Pages)

               (h) any money, or other assets of one or more of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

               (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "BORROWER PERSONAL PROPERTY COLLATERAL" means all Borrower Collateral other than the Borrower Real Property Collateral.

               "BORROWER REAL PROPERTY COLLATERAL" means any Real Property now owned or hereafter acquired by Borrower.

               "BROADCAST SYSTEM" means all of the properties and operating rights constituting a complete, fully integrated system for transmitting radio signals from a transmitter licensed by the FCC, together with any sub-system which is ancillary to any system referred to above.

               "BROOKFIELD TOWER LEASE" means the Tower Lease entered into between Group and Milwaukee Telephone Company with respect to the broadcast tower located at 3545 N. 124th Street, Brookfield, Wisconsin.

               "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

               "CERTIFICATE OF DESIGNATION" means Borrower's Certificate of Designation of Preferences and Rights of Convertible Preferred Stock Series 1993-A.

               "CHANGE OF CONTROL" shall be deemed to have occurred at such time as (a) Borrower shall cease to own and control, beneficially, directly, and of record, all of the issued and outstanding capital stock of each of the Guarantors, or (b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 10% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

               "CLOSING DATE" means November 25, 1996.

               "CODE" means the California Uniform Commercial Code.

               "COLLATERAL" means the Borrower Collateral and the Guarantor Collateral.

                              (Page 47 of 142 Pages)

               "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

               "COLLATERAL ASSIGNMENTS OF KEY LEASES" means one or more collateral assignments, mortgages, or deeds of trust, in form and substance reasonably satisfactory to Foothill, between one or more of the Obligors (including Borrower) and Foothill respecting the hypothecation of such Obligor's rights under the Key Leases.

               "COLLATERAL ASSIGNMENTS OF TOWER LEASES" means one or more collateral assignments, mortgages, or deeds of trust, in form and substance reasonably satisfactory to Foothill, between one of the Obligors and Foothill respecting the hypothecation of such Obligor's rights under the Tower Leases.

               "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

               "COMMUNICATIONS FRANCHISE" means a franchise, license, right, permit, authorization, consent, or other instrument granted by the United States (including FCC Licenses), or any state, city, town, county, or other municipality or other political subdivision thereof, whether pursuant to or in any franchise, ordinance, license or other agreement or otherwise, pursuant to which a Person has, or is given, the right to construct, maintain or operate a Communications System, or any part thereof.

               "COMMUNICATION FRANCHISE AGREEMENTS" means all of the Obligors' agreements related to any Communications Franchise or Communication System.

               "COMMUNICATIONS SYSTEM" means any Broadcast System or any business or activity (including the ownership or leasing of property) directly relating to the ownership or operation thereof other than the development or syndication of programming for others.

               "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 and delivered by the chief accounting officer of Borrower to Foothill.

               "CONCENTRATION ACCOUNT" means account number 6355036114 of Borrower maintained with the Concentration Account Bank.

               "CONCENTRATION ACCOUNT AGREEMENT" means an agreement in form and substance reasonably satisfactory to Foothill, among Borrower, Foothill, and the Concentration Account Bank.

                              (Page 48 of 142 Pages)

               "CONCENTRATION ACCOUNT BANK" means Norwest Bank Minnesota, National Association.

               "CONSOLIDATED CURRENT ASSETS" means, as of any date of determination, the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

               "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

               "CONTROL AGREEMENTS" means the agreements with financial intermediaries or depositaries required under SECTION 3.1(c)(12) hereof.

               "COPYRIGHT SECURITY AGREEMENT" means a Copyright Security Agreement executed and delivered by Borrower, the form and substance of which is reasonably satisfactory to Foothill.

               "CRLA" means Children's Radio of Los Angeles, Inc., a Minnesota corporation.

               "CRNY" means Children's Radio of New York, Inc., a New Jersey corporation.

               "DAHL" means Mr. Christopher Dahl.

               "DAILY BALANCE" means the amount of an Obligation owed at the end of a given day.

               "DEEMS ITSELF INSECURE" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

               "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

               "DESIGNATED ACCOUNT" means account number 180192002426 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

               "DESIGNATED ACCOUNT BANK" means First Bank System of Minnesota, whose office is located at 601 Second Avenue South, Minneapolis, Minnesota 55402, and whose ABA number is 091-000-022.

                              (Page 49 of 142 Pages)

               "DILUTION" means, in each case based upon the experience of the immediately prior 3 months, the result of dividing the Dollar amount of
(a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) the Obligors' Collections (excluding extraordinary items) plus the Dollar amount of clause
(a).

               "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Amended Closing Date, the form and substance of which shall be satisfactory to Foothill.

               "DOLLARS OR $" means United States dollars.

               "EARLY TERMINATION PREMIUM" has the meaning set forth in
SECTION 3.6.

               "ELIGIBLE ACCOUNTS" means those Accounts created by an Obligor (net of reserves for offsets in respect of barter transactions) in the ordinary course of business, that arise out of an Obligor's rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall not include the following:

               (a) Accounts that the Account Debtor has failed to pay within 120 days of invoice date or Accounts with selling terms of more than 30 days;

               (b) (i) Accounts owed by an Account Debtor or its Affiliates (other than an Advertising Agency Account Debtor or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                    (ii) Accounts, that were created on behalf of a particular client of an Advertising Agency Account Debtor, owed by an Advertising Agency Account Debtors where 50% or more of the Accounts owed by that Advertising Agency Account Debtor (or its Affiliates) related to that particular client are deemed ineligible under clause (a) above or where 50% or more of all Accounts owed by that Advertising Agency Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

               (c) Accounts owed by an Advertising Agency Account Debtor or its Affiliates to the extent of advertising commissions owed thereto;

               (d) Accounts owed by an Account Debtor or its Affiliates to the extent of finance charges in respect thereof;

                              (Page 50 of 142 Pages)

               (e)  Accounts owed by the American Broadcasting Corporation
(ABC) or its Affiliates (including The Walt Disney Company, Capital Cities/ABC Inc., ABC Holding Company, Inc., and ABC Radio Network, Inc.) (collectively, the "ABC Parties");

               (f) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of an Obligor;

               (g) Accounts with respect to which the payment by the Account Debtor may be conditional;

               (h) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

               (i) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Obligor has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

               (j) except as otherwise provided in clause (k) of this definition, Accounts with respect to which the Account Debtor is a creditor of an Obligor, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

               (k) Accounts with respect to an Account Debtor whose total obligations owing to all Obligors exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

               (l) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (m) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                              (Page 51 of 142 Pages)

               (n) Accounts with respect to which the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

               (o) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Obligor has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

               (p) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by an Obligor of the subject contract for services.

               "EQUIPMENT" means all of the Obligors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of any of the Obligors in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

               "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

               "ERISA EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a

                              (Page 52 of 142 Pages)
basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

               "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

               "EXISTING LENDER" means Bank of Denver.

               "EXISTING LENDER PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Foothill, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Group owing to Existing Lender (other than a mortgage financing of approximately $225,000) and obtain a termination or release of all of the Liens existing in favor of Existing Lender (other than Liens with respect to the Real Property that secures the mortgage financing) on the properties or assets of the Obligors.

               "EXISTING LOAN AGREEMENT" shall have the meaning ascribed to such term in the recitals of this Agreement.

               "EXISTING TERM LOAN" shall have the meaning ascribed to such term in the recitals of this Agreement.

               "FCC" means the United States Federal Communications Commission (or any successor agency, commission, bureau, department, or other political subdivision of the United States).

               "FCC LICENSE" means any license, permit, certificate of compliance, franchise, approval, or authorization, rented or issued by the FCC for the operation of a Broadcast System.

               "FEIN" means Federal Employer Identification Number.

               "FIRST AMENDMENT DATE" means February 13, 1997.

               "FOOTHILL" has the meaning set forth in the preamble to this Agreement.

               "FOOTHILL ACCOUNT" has the meaning set forth in SECTION 2.7.

               "FOOTHILL EXPENSES" means all: actual costs or expenses (including taxes, and insurance premiums) required to be paid by any Obligor under any of the Loan Documents that are paid or incurred by Foothill; reasonable fees or charges paid or incurred by Foothill in connection with Foothill's transactions with any Obligor,

                              (Page 53 of 142 Pages)
including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; actual costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); actual charges paid or incurred by Foothill resulting from the dishonor of checks; reasonable costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by Foothill in examining the Books; reasonable costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

               "FORT WORTH TOWER LEASE" means the Tower Lease entered into between Group and Bell Communications with respect to the broadcast tower located at 6116 Douglas Street, Fort Worth, Texas.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

               "GENERAL INTANGIBLES" means all of the Obligors' present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements (including all FCC
Licenses), Communications Franchise Agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

               "GOVERNING DOCUMENTS" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

               "GROUP" means Children's Radio Group, Inc., a Minnesota corporation.

                              (Page 54 of 142 Pages)

               "GUARANTOR COLLATERAL" means all right, title, or interest of any Guarantor with respect to the following:

               (a)  the Accounts,

               (b)  the Books,

               (c)  the Equipment,

               (d)  the General Intangibles,

               (e)  the Inventory,

               (f)  the Negotiable Collateral,

               (g)  the Real Property Collateral,

               (h) any money, or other assets of one or more of the Guarantors that now or hereafter come into the possession, custody, or control of Foothill, and

               (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Guarantor Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "GUARANTOR PERSONAL PROPERTY COLLATERAL" means all Guarantor Collateral other than the Guarantor Real Property Collateral.

               "GUARANTOR REAL PROPERTY COLLATERAL" means the parcels of real property and the related improvements thereto identified on SCHEDULE R-1 and any Real Property hereafter acquired by one or more of the Guarantors (including the Real Property that is to be acquired by CRLA and that is referred to as the "Mira Loma site."

               "GUARANTOR SECURITY AGREEMENT" means that certain Security Agreement, dated as of even date herewith, made by the Guarantors in favor of Foothill, pursuant to which they grant to Foothill a security interest in all the Guarantor Personal Property Collateral to secure their present and future obligations to Foothill pursuant to the Guaranty.

               "GUARANTOR STOCK PLEDGE AGREEMENT" means that certain Stock Pledge Agreement made by the Guarantors (other than License Subs) in favor of Foothill, pursuant to which they grant to Foothill a security interest in, among other

                              (Page 55 of 142 Pages)
things, all the capital stock of the License Subs in order to secure their present and future obligations to Foothill pursuant to the Guaranty.

               "GUARANTORS" means any one or more of CRLA, CRNY, CHILDREN'S RADIO OF MINNEAPOLIS, INC. a Minnesota corporation, CHILDREN'S RADIO OF GOLDEN VALLEY, INC., a Minnesota corporation, CHILDREN'S RADIO OF MILWAUKEE, INC., a Minnesota corporation, CHILDREN'S RADIO OF DENVER, INC., a Minnesota corporation, CHILDREN'S RADIO OF KANSAS CITY, INC., a Minnesota corporation, CHILDREN'S RADIO OF DALLAS, INC., a Minnesota corporation, CHILDREN'S RADIO OF HOUSTON, INC., a Minnesota corporation, CHILDREN'S RADIO OF PHILADELPHIA, INC., a Minnesota corporation, CHILDREN'S RADIO OF DETROIT, INC., a Minnesota corporation, CHILDREN'S RADIO OF CHICAGO, INC., a Minnesota corporation, CHILDREN'S RADIO OF PHOENIX, INC., a Minnesota corporation, WWTC-AM, INC., a Minnesota corporation, KYCR-AM, INC., a Minnesota corporation, WZER-AM, INC., a Minnesota corporation, KKYD-AM, INC., a Minnesota corporation, KCNW-AM, INC., a Minnesota corporation, KAHZ-AM, INC., a Minnesota corporation, KTEK-AM, INC., a Minnesota corporation, WPWA-AM, INC., a Minnesota corporation, WCAR-AM, INC., a Minnesota corporation, WJDM-AM, INC., a Minnesota corporation, KPLS-AM, INC., a Minnesota corporation, WAUR-AM, INC., a Minnesota corporation, KIDR-AM, INC., a Minnesota corporation, and each other Subsidiary of Borrower formed or acquired from time to time.

               "GUARANTY" means that certain Guaranty, dated as of even date herewith, made by each of the Guarantors in favor of Foothill, pursuant to which they guaranty the payment and performance of all present and future Obligations.

               "HARMONY" means Harmony Holdings, Inc., a Los Angeles-based holding company whose Subsidiaries are producers of television commercials.

               "HARMONY ACQUISITION" means the acquisition by Borrower of 20-25% of the common stock of Harmony for cash consideration not to exceed $2,400,000, on the terms disclosed to Foothill prior to June 26, 1997, including the replacement upon consummation of such acquisition of the existing CEO of Harmony with a manager selected by Borrower, and including the immediate pledge and delivery of the acquired common stock to Foothill as additional Collateral.

               "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that

                              (Page 56 of 142 Pages)
contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

               "HMSPA" means, collectively, Hessian McKasy & Soderberg, P.A., for itself and its co-counsel representing Borrower in the litigation between Borrower and one or more of the ABC Parties described in SCHEDULE 5.10.

               "INDEBTEDNESS" means: (a) all obligations of one or more of the Obligors for borrowed money, (b) all obligations of one or more of the Obligors evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of one or more of the Obligors in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of one or more of the Obligors under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of one or more of the Obligors, irrespective of whether such obligation or liability is assumed, (e) any obligation of one or more of the Obligors guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to one or more of the Obligors) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person, and (f) any Prohibited Preferred Stock.

               "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               "INVENTORY" means all present and future inventory in which one or more of the Obligors has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of the Obligors' present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

               "INVESTMENT PROPERTY" means "investment property" as that term is defined in Section 9-115 of the Uniform Commercial Code and as defined in California Senate Bill 1591 which was approved by the Governor on September 14, 1996 and will be effective on January 1, 1997.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "KCAZ LPMA" means the LPMA between Borrower and Group, on the one hand, and KBEA/KXTR Broadcasting Companies, on the other hand, in respect of the KCAZ-AM Communications System.

               "KEY LEASES" means (a) that certain lease between Borrower and 5501 Building Co., a partnership, relative to the lease by Borrower of its broadcasting studio located in Saint Louis Park, Minnesota, (b) that certain lease between Borrower

                              (Page 57 of 142 Pages)
and 724 Associates, a partnership, relative to the lease by Borrower of its administrative offices located in Saint Louis Park, Minnesota, and (c) any and all contracts, licenses, leases, or other agreements relative to any Obligor's use or operation of satellite dishes, satellite up-link systems, satellite down-link systems, or other broadcasting facilities.

               "KPLS SELLERS" means any one or more of Daniel Villanueva, the
D. Villanueva Family Trust, James Villanueva, the J. Villanueva Family Trust, and the Niebla Family Trust.

               "KPLS SELLERS' COLLATERAL" means the assets of Borrower and CRLA in which, as of the Closing Date, the KPLS Sellers have a Lien to secure the KPLS Sellers Indebtedness of CRLA.

               "KPLS SELLERS' INDEBTEDNESS" means (a) the $315,489.72 of Indebtedness owed by CRLA to the KPLS Sellers pursuant to the Non-Competition Agreement, and (b) the option to purchase CRLA granted by Borrower and CRLA to the KPLS Sellers pursuant to the Option Agreement, which option is exercisable if, among other things, Borrower fails to redeem, in the approximate aggregate amount of $2,902,130, all of the 1993-A Preferred Stock at the time set forth in and in accordance with the Certificate of Designation.

               "KPLS SELLERS' PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Foothill, from the KPLS Sellers respecting the amount necessary to repay in full all of the KPLS Sellers' Indebtedness and obtain a termination or release of all of the Liens existing in favor of the KPLS Sellers on the KPLS Sellers' Collateral.

               "LEGAL FEE STOCK" means the 200,000 shares of common stock of Borrower issued by Borrower to HSMPA as a retainer for legal fees incurred or to be incurred by HMSPA in connection with the litigation between Borrower and one or more of the ABC Parties described in SCHEDULE 5.10.

               "LICENSE SUB" means a separate, special purpose Subsidiary formed and solely owned by an Obligor owning and operating a Broadcast System for the purpose of holding, as that Subsidiary's sole asset, the FCC License(s) in respect of such Broadcast System.

               "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations,

                              (Page 58 of 142 Pages)
exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

               "LIQUIDATION VALUE" means, in respect of any asset, (a) the net liquidation value of such asset as determined by BIA or a similarly qualified appraisal company selected by Foothill, or (b) if applicable, the Alternative Liquidation Value of such asset; it being understood and agreed that, in the event that Borrower and Foothill fail to agree in good faith on the identity of the Acceptable Appraiser (as defined in the definition of "Permitted Liquidation Value Dispute Resolution") within the period allowed therefor, the Liquidation Value of such asset shall be the value set forth in item (a) of this definition.

               "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

               "LOAN DOCUMENTS" means this Agreement, the Disbursement Letter, the Concentration Account Agreement, the Mortgages, the Collateral Assignments of Key Leases, the Collateral Assignments of Tower Leases, the Guaranty, the Guarantor Security Agreement, the Guarantor Stock Pledge Agreement, the Control Agreements, the Stock Pledge Agreement, the Trademark Security Agreement, (if and when executed and delivered pursuant hereto) the Copyright Security Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

               "LPMA" means a local programming and marketing agreement between an Obligor and the owner of a Broadcast System relative to the operation by Obligor of such Broadcast System.

               "MATERIAL ADVERSE CHANGE" means, with respect to any Obligor,
(a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Obligor, (b) the material impairment of such Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or the "Guarantied Obligations" (as defined in the Guaranty) or realize upon that Obligor's Collateral, (c) a material adverse effect on the value of that Obligor's Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to that Obligor's Collateral.

               "MATURITY DATE" has the meaning set forth in SECTION 3.4.

               "MAXIMUM AMOUNT" means, as of any date of determination, the sum of (a) the Maximum Revolving Amount, and (b) the then outstanding principal balance of the Term Loan plus any unadvanced balance of the Term Loan Commitment.

               "MAXIMUM REVOLVING AMOUNT" means $500,000.

                              (Page 59 of 142 Pages)

               "MCGUINNESS PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Foothill, from Mr. Joseph McGuinness respecting the amount necessary to repay in full all of the obligations of Group owing to him under the consulting agreement referenced in item
(a)(i)(y) of SECTION 7.17 and obtain a termination or release of all of the Liens existing in favor of him on the properties or assets of the Obligors.

               "MORTGAGES" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by an Obligor in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

               "NEGOTIABLE COLLATERAL" means all of the Obligors' present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein an Obligor is the lessor), chattel paper, and Books relating to any of the foregoing.

               "NET ISSUANCE PROCEEDS" means, in respect of any issuance of equity securities, cash proceeds received in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of any Obligor, such costs and expenses to be consistent with standard investment banking practices for similar issuances.

               "NETWORK AFFILIATE" means a Person (that is not an Affiliate of any Obligor) to whom Borrower grants, pursuant to an Affiliation Agreement, the exclusive license to broadcast Borrower's programming over the air within the exclusive broadcast area represented by such Person's radio station signal contour as identified in such Affiliation Agreement.

               "NEWCO" has the meaning set forth within the definition of "Restructuring Transactions."

               "NEW TERM LOAN" shall have the meaning ascribed to such term in the recitals of this Agreement.

               "NEW YORK TOWER LEASES" means each of the Tower Leases (pre-existing and the recently agreed upon lease) relative to the WJDM-AM Elizabeth, New Jersey (serving the New York City broadcast area)
Communications System.

               "1993-A PREFERRED STOCK" means Borrower's Convertible Preferred Stock Series 1993-A.

                              (Page 60 of 142 Pages)

               "NON-COMPETITION AGREEMENT" means that certain Non-Competition Agreement, dated August 23, 1994, among Borrower and the KPLS Sellers.

               "OBLIGATIONS" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

               "OBLIGORS" means Borrower and the Guarantors, or any of them.

               "OLD NEW YORK TOWER LEASE" means the Tower Lease entered into between CRNY and Elizabeth Water Company with respect to the broadcast tower located at Morris Ave. and Hammocks Field, Union, New Jersey.

               "OPTION AGREEMENT" means that certain Option and Repurchase Agreement, dated August 23, 1994, among Borrower, CRLA, and the KPLS Sellers.

               "ORDINARY COURSE DISPOSITIONS" means the sale, exchange, or other disposition, free and clear of Foothill's security interest (other than its security interest in the proceeds of such sale, exchange, or other disposition) of (a) Inventory in the ordinary course of the Obligors' business, and (b) Equipment that is substantially worn, damaged, or obsolete in the ordinary course of the Obligors' business.

               "OVERADVANCE" has the meaning set forth in SECTION 2.5.

               "PARTICIPANT" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

               "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

               "PERMITTED ACQUISITION" means an Acquisition of all or substantially all of the assets or stock of another Person made by Borrower so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the assets being acquired, or the Person whose capital stock is being acquired, are useful in or engaged in, as applicable, the

                              (Page 61 of 142 Pages)
business of the Obligors as such business exists on the Closing Date, (c) Borrower has provided Foothill with confirmation, supported by detailed calculations, that on a PRO FORMA basis created by adding the historical consolidated financial statements of Borrower (including the consolidated financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Borrower would have been in compliance with the financial covenants in SECTION 7.20 hereof for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition, (d) Foothill has completed its audit, appraisal, and standard due diligence with respect to the assets or Person that is to be the subject of the proposed Acquisition and the results thereof are reasonably satisfactory to Foothill, (e)(i) in the case of the acquisition of capital stock of a Person, such Person is acquired directly by Borrower, (ii) in the case of the acquisition of the assets of a Person, Borrower has formed a new Station Sub and a new License Sub to acquire such assets, and (iii) in either such case, Borrower and such new Subsidiaries shall have complied with SECTION 6.19, and (f) in connection with such proposed Acquisition, Borrower may not use directly or indirectly the proceeds of Advances in connection with the consummation of such proposed Acquisition and shall provide an officer's certificate certifying that no such proceeds have been used, directly or indirectly, to consummate such Acquisition. The foregoing notwithstanding, the Harmony Acquisition is a Permitted Acquisition.

               "PERMITTED LIENS" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under SECTION 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the Obligors, (i) Liens of or resulting from any judgment or award that would not have a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which an Obligor is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, (k) with respect to any Real Property that is not part of the Real Property Collateral, easements,

                              (Page 62 of 142 Pages)
rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by the Obligors or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of the Obligors, (l) Liens of Existing Lender in and to the Real Property that secures the mortgage financing provided by Existing Lender to Group, and (m) Liens securing Permitted Unrestricted Subsidiary Indebtedness so long as the Lien only attaches to the assets and properties of the relevant Unrestricted Subsidiary.

               "PERMITTED LIQUIDATION VALUE DISPUTE RESOLUTION" means, in respect of any asset, the following process: (a) in the event that Foothill shall notify Borrower in writing of the Liquidation Value of such asset determined under an appraisal performed by or on behalf of Foothill (the date that Foothill so notifies Borrower being the "Foothill Value Notice Date") and Borrower disputes such Liquidation Value, Borrower shall notify Foothill in writing of the existence of such dispute within 2 Business Days following the Foothill Value Notice Date (the date that Borrower so notifies Foothill being the "Disputed Value Notice Date"); (b) Borrower shall identify in writing to Foothill another appraisal company acceptable to Foothill and with nationally recognized experience in respect of the appraisal of radio broadcasting enterprises (the "Acceptable Appraiser") within 5 Business Days following the Disputed Value Notice Date (the date that Borrower so identifies to Foothill and Foothill accepts in writing the Acceptable Appraiser being the "Appraiser Acceptance Date"); and (c) the Acceptable Appraiser shall determine the net liquidation value of such asset within 2 weeks following the Appraiser Acceptance Date pursuant to procedures and methods reasonably acceptable to Borrower and Foothill, which determination shall be binding on Borrower and Foothill.

               "PERMITTED NETWORK AFFILIATE INVESTMENTS" means one or more acquisitions by Borrower of not more than 20% (on a fully diluted basis) of the issued and outstanding equity Securities of any Network Affiliate in the ordinary course of Borrower's business and not for speculative purposes; PROVIDED, HOWEVER, that the aggregate amount of all Permitted Network Affiliate Investments shall not exceed $1,000,000 at any time outstanding.

               "PERMITTED PROTEST" means the right of an Obligor to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of the applicable Obligor in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Obligor in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

               "PERMITTED LEGAL FEE STOCK REDEMPTIONS" means redemptions by Borrower of the Legal Fee Stock in an aggregate amount not to exceed $1,000,000 for

                              (Page 63 of 142 Pages)
the purpose of satisfying the invoiced amount of fees and costs incurred by HMSPA in connection with the litigation between Borrower and one or more of the ABC Parties described in SCHEDULE 5.10.

               "PERMITTED UNRESTRICTED SUBSIDIARY ACQUISITION" means an Acquisition made by one of the Unrestricted Subsidiaries so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) at least 10 days prior to the consummation of any proposed Permitted Unrestricted Subsidiary Acquisition, Borrower shall have provided Foothill with a written description, in reasonable detail, of the proposed Permitted Unrestricted Subsidiary Acquisition, (c) Borrower may not use, directly or indirectly, the proceeds of any Advances in connection with the consummation of such proposed Acquisition and shall provide an officer's certificate certifying that no such proceeds have been used, directly or indirectly, to consummate such Acquisition in whole or in part, (d) the assets or properties being acquired, or the Person whose Securities are being acquired, are useful in or engaged in, as applicable, the operation of one or more Communications Systems, (e) in the case of the acquisition of Securities of a Person, at or prior to the consummation of such Acquisition, either (i) such Person is merged with and into an existing Unrestricted Subsidiary, with such Unrestricted Subsidiary being the surviving entity in such merger, or (ii) such Person is designated as a Unrestricted Subsidiary in a writing sent to Foothill by Borrower, and, at or prior to the consummation of such Acquisition, Borrower and such new Subsidiaries shall have complied with SECTION 6.19; PROVIDED, HOWEVER, that if any such Unrestricted Subsidiary is incurring Permitted Unrestricted Subsidiary Indebtedness in connection with the consummation of such Acquisition and to the extent the holder of such Indebtedness requires that such Indebtedness be secured by a first priority Lien in favor of such holder on all material assets of such Unrestricted Subsidiary, the holder of such Permitted Unrestricted Subsidiary Indebtedness shall consent to a second priority Lien in favor of Foothill with respect to the subject assets until the related Permitted Unrestricted Subsidiary Indebtedness is repaid, at which time Foothill shall have a first priority Lien with respect thereto,
(f) in the case of the acquisition of assets or properties of a Person, (i) such assets or properties are acquired by an existing Station Sub and an existing License Sub that are Unrestricted Subsidiaries, or (ii) such assets or properties are acquired by a newly formed Station Sub and a newly formed License Sub that are Unrestricted Subsidiaries identified in a writing sent to Foothill by Borrower, and, at or prior to the consummation of such Acquisition, Borrower and such new Subsidiaries shall have complied with
SECTION 6.19; PROVIDED, HOWEVER, that if any such Unrestricted Subsidiary is incurring Permitted Unrestricted Subsidiary Indebtedness in connection with the consummation of such Acquisition and to the extent the holder of such Indebtedness requires that such Indebtedness be secured by a first priority Lien in favor of such holder on all material assets of such Unrestricted Subsidiary, the holder of such Permitted Unrestricted Subsidiary Indebtedness shall consent to a second priority Lien in favor of Foothill with respect to the subject assets until the related Permitted Unrestricted Subsidiary Indebtedness is repaid, at which time Foothill shall have a first priority Lien with respect thereto.

                              (Page 64 of 142 Pages)

               "PERMITTED UNRESTRICTED SUBSIDIARY INDEBTEDNESS" means Indebtedness incurred by an Unrestricted Subsidiary (including Acquired Indebtedness) to Persons other than an Obligor in connection with the consummation of a Permitted Unrestricted Subsidiary Acquisition, so long as
(a) no Default or Event of Default exists at the time of the incurrence thereof, or would exist after giving effect thereto, (b) such Indebtedness is on terms and conditions satisfactory to Foothill, in its reasonable discretion, and (c) such Indebtedness is in an amount, with respect to each Permitted Unrestricted Subsidiary Acquisition, not to exceed at any time 70% of the sum of (i) the purchase price paid in connection with such Permitted Unrestricted Subsidiary Acquisition, and (ii) the aggregate costs of any renovations made with respect to the assets or properties acquired in such Permitted Unrestricted Subsidiary Acquisition, PROVIDED, HOWEVER, that (y) such Indebtedness shall be non-recourse to any Obligor (other than for any customary carve-outs for environmental and "bad deed" indemnities by any Unrestricted Subsidiary), but may be recourse to the applicable Unrestricted Subsidiary (which Unrestricted Subsidiary shall have no material Indebtedness, assets, or properties, other than those acquired in connection with Permitted Unrestricted Subsidiary Acquisitions), and (z) if required by the holder of such Indebtedness, such Indebtedness may be secured by a first priority Lien upon in favor of such holder on all material assets of such Unrestricted Subsidiary only.

               "PERMITTED UNRESTRICTED SUBSIDIARY INVESTMENTS" means, so long as no Default or Event of Default has occurred and is continuing, loans or capital contributions by Borrower in or to any of the Unrestricted Subsidiaries in an amount not to exceed, in the aggregate, an amount equal to: (a) in respect of the Unrestricted Subsidiaries consisting of one new Station Sub and one new License Sub to be formed and used in connection with Borrower's Acquisition of the WAUR-AM 930, Sandwich, Illinois Communications System (serving the Chicago broadcast area), $2,000,000; and (b) in respect of all other Unrestricted Subsidiaries, $2,000,000.

               "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "PERSONAL PROPERTY COLLATERAL" means the Borrower Personal Property Collateral and the Guarantor Personal Property Collateral.

               "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

               "PREFERRED STOCK" means the capital stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the issuing Person, over shares of capital stock of any other class of such Person.

                              (Page 65 of 142 Pages)

               "PROHIBITED PREFERRED STOCK" means and refers to any Preferred Stock that by its terms is mandatorily redeemable for consideration other than preferred stock of the same class or common stock or is subject to any other payment obligation (including any obligation to pay dividends, other than dividends of preferred stock of the same class and series payable in kind or dividends of common stock) or is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of preferred stock of the same class and series or of common stock) of the issuer or any of its Subsidiaries.

               "QUALIFIED TRANSACTION" means (a) an underwritten registered public offering of equity securities (other than Prohibited Preferred Stock) of Borrower, or (b) the consummation of an investment in Borrower by one or more Strategic Partners.

               "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by one or more of the Obligors.

               "REAL PROPERTY COLLATERAL" means Borrower Real Property Collateral and Guarantor Real Property Collateral.

               "REFERENCE RATE" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

               "REPORTABLE EVENT" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

               "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of Borrower that is not an Unrestricted Subsidiary.

               "RESTRUCTURING TRANSACTIONS" means the following transactions,
(a)(i) the due organization by Borrower of a new, directly owned Subsidiary ("Newco") of Borrower and the contribution and transfer by Borrower to Newco of all of the assets of Borrower relative to the operation of the WWTC-AM, Minneapolis, Minnesota Communications System, (ii) the due organization by Newco of a License Sub and the contribution and transfer by Newco to such License Sub of the FCC License in respect of the WWTC-AM, Minneapolis, Minnesota Communications System, (iii) the due organization by CRLA of a License Sub and the contribution and transfer by CRLA to such License Sub of the FCC License in respect of the KPLS-AM, Orange, California Communications System, (iv) the due organization by CRNY of a License Sub and the contribution and transfer by CRNY to such License Sub of the FCC License in respect of the WJDM-AM, Elizabeth, New Jersey Communications System, (v) the due organization by Group of 7 separate Station Subs and the contribution and transfer by Group to each such Station Sub of all of the assets of one of the Communications Systems owned and operated by Group (other than the FCC Licenses in respect

                              (Page 66 of 142 Pages)
thereof) and (vi) the due organization by Group of 7 separate License Subs and the contribution and transfer by Group to each such License Sub of one of the FCC Licenses in respect of each of the Communications Systems owned and operated by Group, (b) the execution and delivery by Newco, each such Station Sub, and each such License Sub of a joinder to the Guaranty, a joinder to the Guarantor Security Agreement, UCC-1 financing statements, fixture filings, Collateral Access Agreements, Collateral Assignments of Tower Leases, Collateral Assignments of Key Leases, and Mortgages, (c) the execution and delivery by Borrower of an appropriate amendment to the Stock Pledge
Agreement and the delivery to Foothill of possession of the original stock certificates respecting all of the issued and outstanding shares of stock of Newco together with stock powers with respect thereto endorsed in blank, (d) the execution and delivery by each Guarantor of the Guarantor Stock Pledge Agreement and the delivery to Foothill of possession of the original stock certificates respecting all of the issued and outstanding shares of stock of each such Station Sub and each such License Sub together with stock powers with respect thereto endorsed in blank, (e) the receipt by the Obligors of the necessary FCC approvals to the transfer of such licenses to such License Subs, and (f) upon the completion of each of the foregoing transactions, the merger of Group with and into Borrower, with Borrower as the surviving entity.

               "RETIREE HEALTH PLAN" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

               "SECOND WARRANT AGREEMENT" means a warrant agreement respecting 100,000 shares of Borrower's common stock, in form and substance reasonably satisfactory to Foothill.

               "SECURITIES ACCOUNT" means a "securities account" as that term is defined in Section 8-501 of the uniform Code and as defined in California Senate Bill 1591 which was approved by the Governor on September 14, 1996 and will be effective on January 1, 1997.

               "SECURITY" shall have the meaning set forth in Section 2(1) of the Securities Act of 1933, as amended.

               "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and
(e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving

                              (Page 67 of 142 Pages)
due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

               "STATION SUB" means a separate, special purpose Subsidiary formed and solely owned by Borrower for the purpose of owning and operating an individual Broadcast System.

               "STOCK PLEDGE AGREEMENT" means a Stock Pledge Agreement, dated as of even date herewith, between Borrower and Foothill, pursuant to which Borrower grants Foothill a security interest in, among other things, all of the issued and outstanding capital stock of the Guarantors.

               "STOCKHOLDER EQUITY" means, as of any date of determination, Borrower's total stockholder's equity.

               "STRATEGIC PARTNER" means a Person that (a) is not an Affiliate of any Obligor, (b) is not a bank, finance company, insurance or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and (c) is in the telecommunications business, the entertainment programming business, or a business reasonably related to the foregoing.

               "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

               "TERM LOAN" has the meaning set forth in SECTION 2.2.

               "TERM LOAN COMMITMENT" means $16,700,000.

               "TOWER LEASES" means (a) that certain lease between Borrower and Dahl relative to the lease by Borrower of the tower or antenna, and related real property, at which Borrower transmits the broadcasting signals for its WWTC-AM, Communications System, (b) that certain lease between Group and Dahl relative to the lease by Group of the tower or antenna, and related real property, at which Group transmits the broadcasting signals for its KYCR-AM Communications System, and (c) any and all other present or future leases between an Obligor and a third Person relative to the lease by such Obligor of a transmitting tower, antenna, or the real property on which either or both is situated.

               "TRADEMARK SECURITY AGREEMENT" means a Trademark Security Agreement executed and delivered by Borrower, the form and substance of which is reasonably satisfactory to Foothill.

                              (Page 68 of 142 Pages)

               "TRIGGERING EVENT" means any of (a) the occurrence and continuation of an Event of Default, or (b) Foothill deems itself insecure.

               "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Borrower that is formed or acquired after the Closing Date in connection with the consummation of a Permitted Unrestricted Subsidiary Acquisition and that (a) is designated as being an "Unrestricted Subsidiary" in a writing delivered by Borrower to Foothill at the time of such formation or acquisition, (b) except as otherwise provided in the definition of "Permitted Unrestricted Subsidiary Indebtedness," all of such Subsidiary's liabilities are non-recourse to Borrower or any Restricted Subsidiary, and (c) no Affiliate of Borrower owns any capital stock (or other interests) of such Subsidiary (except that any Station Sub that is an Unrestricted Subsidiary may own the capital stock of the related License Sub that is an Unrestricted Subsidiary).

               "VOIDABLE TRANSFER" has the meaning set forth in SECTION 15.8.

               "WARRANT AGREEMENT" means a warrant agreement respecting 50,000 shares of Borrower's common stock, in form and substance reasonably satisfactory to Foothill.

               "WORKING CAPITAL" means the result of (a) Consolidated Current Assets MINUS (b) Consolidated Current Liabilities.

          1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

          1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions,

                              (Page 69 of 142 Pages)
modifications, joinders, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

          1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1  REVOLVING ADVANCES.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the Maximum Revolving Amount, MINUS the aggregate amount of reserves, if any, established by Foothill under
SECTION 2.1(b).

               (b) Anything to the contrary in SECTION 2.1(a) above notwithstanding, Foothill may create reserves against the Maximum Revolving Amount without declaring an Event of Default if there occurs a material increase in Dilution or if Foothill determines that there has occurred a Material Adverse Change.

               (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

               (d) Amounts borrowed pursuant to this SECTION 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

          2.2  TERM LOAN.

               (a) Foothill previously has made the Existing Term Loan to Borrower. In addition, Foothill previously has made the Acquisition Loan to Borrower. As of the date hereof, Foothill has agreed to make the New Term Loan to Borrower. Collectively, the Existing Term Loan, the Acquisition Loan, and the New Term Loan shall be known as the "Term Loan."

               (b) The Term Loan shall be repaid in monthly installments of principal of $220,100.00 each. Each such installment shall be due and payable on the first day of each month commencing on March 1, 1998 and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the Term Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the Term Loan shall constitute Obligations.

                              (Page 70 of 142 Pages)

          In addition to the monthly installments of $220,100 each, Borrower shall repay the Term Loan in monthly installments and such installments shall be due and payable on the first day of the following months in the following amounts:

                   MONTH/YEAR     INSTALLMENT
                   --------------------------
                   January 1998    $1,000,000
                   --------------------------
                   February 1998   $1,000,000
                   --------------------------
                   March 1998      $1,000,000
                   --------------------------
                   April 1998      $1,000,000
                   --------------------------
                   May 1998        $1,000,000
                   --------------------------
                   June 1998       $  500,000
                   --------------------------
                   July 1998       $  500,000
                   --------------------------
                   August 1998     $  500,000
                   --------------------------
                   September 1998  $  500,000
                   --------------------------
                   October 1998    $  160,800
                   --------------------------

          2.3 APPRAISALS; MANDATORY PREPAYMENTS OF THE TERM LOAN. Foothill shall have the right to have each Broadcast System of the Obligors reappraised by BIA (or a similarly qualified appraisal company selected by Foothill) from time to time after the Closing Date for the purpose of redetermining the Liquidation Value of such Broadcast Systems. In the absence of the occurrence and continuation of an Event of Default, such appraisals shall occur no more frequently than annually. To the extent that the then extant outstanding aggregate principal amount under the Term Loan exceeds 33.33% of the aggregate Liquidation Value of all Broadcast Systems that are owned and operated by Borrower and the Restricted Subsidiaries, Borrower shall repay the Term Loan by an amount equal to such excess, and such prepayments shall be applied to the scheduled installments of the Term Loan in inverse order of their maturity until the Term Loan is paid in full.

          2.4  [INTENTIONALLY OMITTED].

          2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to SECTION 2.1 is greater than either the Dollar or percentage limitations set forth in SECTION
2.1 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay the outstanding Obligations.

                              (Page 71 of 142 Pages)

          2.6  INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

               (a) Interest Rate. All Obligations shall bear interest at a per annum rate of 2.75 percentage points above the Reference Rate.

               (b)  [Intentionally Omitted]

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 5.75 percentage points above the Reference Rate.

               (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 9.00% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (e) Payments. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in SECTION 2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

               (f) Computation. The Reference Rate as of the date of this Agreement is 8.25% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

               (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                              (Page 72 of 142 Pages)

          2.7 COLLECTION OF ACCOUNTS. Borrower shall at all times maintain the Concentration Account and shall deposit (and cause the other Obligors to deposit, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to deposit) all Collections with respect to the Accounts, General Intangibles, and Negotiable Collateral and other amounts received by any Obligor from any source immediately upon receipt into the Concentration Account or into a deposit account of such Obligor the proceeds of which are remitted on a daily basis to the Concentration Account. Borrower, Foothill, and the Concentration Account Bank shall enter into an agreement that, among other things, shall provide that the Concentration Account Bank shall remit all proceeds received in the Concentration Account to an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill. No arrangement contemplated hereby shall be modified by any Obligor without the prior written consent of Foothill.

          2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Concentration Account or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under SECTION 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for 2 Business Days of `clearance' or `float' at the rate set forth in SECTION 2.6(a) or SECTION 2.6(c), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Concentration Account Bank to Foothill, whether provisionally applied to reduce the Obligations under SECTION 2.1, or otherwise). This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by an Obligor or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

          2.9 DESIGNATED ACCOUNT. Foothill is authorized to make the Advances and the Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and the Term Loan requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance and the

                              (Page 73 of 142 Pages)

Term Loan requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

          2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loan made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from the Concentration Account Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

          2.11 FEES.  Borrower shall pay to Foothill the following fees:

               (a) Closing Fee. A closing fee of $385,000, which amount shall be included in the Term Loan but shall be earned in full and non-refundable as of the Closing Date; in this regard, the payment of such closing fee as set forth above shall constitute a repayment in full of the commitment fee previously earned by Foothill and evidenced by a promissory note issued by Borrower to the order of Foothill;

               (b) Amendment Fee. An amendment fee of $250,000 which shall be earned in full and non-refundable as of the Amended Closing Date. The payment of such amendment fee shall be paid on the Amended Closing Date out of the proceeds of the New Term Loan;

               (c) Annual Facility Fee. An annual fee (the "Annual Fee") on each anniversary of the Closing Date in an amount equal to (i) on the first anniversary of the Closing Date, 0.50% times the sum of (x) the Maximum Revolving Amount, plus (y) the then outstanding amount of the Term Loan, (ii) on the second anniversary of the Closing Date, 0.75% times the sum of (x) the Maximum Revolving Amount, plus (y) the then outstanding amount of the Term Loan; and (iii) on the third anniversary of the Closing Date, 1.00% times the sum of (x) the Maximum Revolving Amount, plus (y) the then outstanding amount of the Term Loan. The applicable Annual Fee would be fully-earned and non-refundable on each anniversary of the Closing Date;

               (d) Financial Examination and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; PROVIDED, HOWEVER, that Borrower shall not be obligated to

                              (Page 74 of 142 Pages)
reimburse Foothill with respect to appraisals of the same item of Collateral that occur more frequently than once in any calendar year, unless an Event of Default has occurred and is continuing, in which case Borrower shall be obligated to reimburse Foothill with respect to as many appraisals as Lender deems necessary to conduct; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and

               (e) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $2,500.

     3.   CONDITIONS; TERM OF AGREEMENT.

          3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND THE TERM LOAN. The obligation of Foothill to make the initial Advance or to make the Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

               (a) the Closing Date shall occur on or before November 25, 1996;

               (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

               (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                    (1)  the Concentration Account Agreement;

                    (2)  the Disbursement Letter;

                    (3) the Existing Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens on the properties and assets (other than Liens with respect to the Real Property that secures mortgage financing provided by Existing Lender to Group) of the Obligors;

                    (4) the KPLS Sellers Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by the KPLS Sellers of its Liens on the KPLS Sellers' Collateral;

                    (5) the McGuinness Pay-Off Letter, together with UCC termination statements and other documentation evidencing

                              (Page 75 of 142 Pages)
                    the termination by Mr. Joseph McGuinness of his Liens on the properties and assets of the Obligors;

                    (6)  the Warrant;

                    (7) each of the Mortgages, except to the extent Foothill permits one or more of the same to be delivered after the Closing Date pursuant to SECTION 3.3(e) hereof;

                    (8) each of the Collateral Assignments of Key Leases, together with an appropriate consent to hypothecation from the lessor under the relevant Key Lease, except to the extent Foothill permits one or more of the same to be delivered after the Closing Date pursuant to SECTION 3.3 hereof; it being understood that all Collateral Assignments of Key Leases and consents thereto in respect of leases wherein the lessor is an Affiliate of one or more Obligors shall be delivered on or before the Closing Date;

                    (9) the Collateral Assignments of Tower Leases, together with an appropriate consent to hypothecation from the lessor under the relevant Tower Lease, except to the extent Foothill permits one or more of the same to be delivered after the Closing Date pursuant to SECTION 3.3 hereof; it being understood that all Collateral Assignments of Tower Leases and consents thereto in respect of: (y) leases wherein the lessor is an Affiliate of one or more Obligors; and (z) leases wherein the lessor is one or more of the KPLS Sellers; in each case, shall be delivered on or before the Closing Date;

                    (10) the Trademark Security Agreement;

                    (11) the Stock Pledge Agreement;

                    (12) Borrower, Foothill, and each applicable financial intermediary or depositary shall enter into a control agreement that, among other things, provides that, from and after the giving of notice by Foothill to such financial intermediary or depositary, it shall take instructions solely from Foothill with respect to the applicable Securities Account and related securities entitlements or deposit account, as applicable. Foothill agrees that it will not give such notice unless a Triggering Event has occurred. Borrower agrees that it will not transfer assets out of such Securities Accounts or deposit accounts other than in the ordinary course of business and, if to another financial

                              (Page 76 of 142 Pages)
                    intermediary or depositary, unless the Borrower, Foothill, and the substitute financial intermediary or depositary have entered into a control agreement of the type described above. No arrangement contemplated hereby shall be modified by Borrower without the prior written consent of Foothill. Upon the occurrence of a Triggering Event, Foothill may elect to notify the financial intermediary to liquidate the securities entitlements in such Securities Account and may elect to notify the financial intermediary or depositary to remit the proceeds in the Securities Account or deposit account to the Foothill Account;

                    (13) the Guarantor Security Agreement;

                    (14) the Guaranty; and

                    (15) the Guarantor Stock Pledge Agreement;

               (d) Foothill shall have received possession of the shares of stock of each of the Subsidiaries of Borrower, as well as stock powers with respect thereto endorsed in blank;

               (e) Foothill shall have received a certificate from the Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute the same;

               (f) Foothill shall have received copies of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of the applicable Obligor;

               (g) Foothill shall have received a certificate of status with respect to each Obligor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

               (h) Foothill shall have received certificates of status with respect to each Obligor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Obligor is in good standing in such jurisdictions;

               (i) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

                              (Page 77 of 142 Pages)

               (j) Foothill shall have received such Collateral Access Agreements from lessors and other third persons as Foothill may require, except to the extent Foothill permits one or more of the same to be delivered after the Closing Date pursuant to SECTION 3.3(e) hereof;

               (k) Foothill shall have received consolidating balance sheet information in form reasonably acceptable to Foothill, as of the Closing Date, for each Communications System (as if such Communications System were a separate legal entity) and a detailed description of such Communications System's liabilities;

               (l) Foothill shall have received a copy of each LPMA, each Key Lease, and each Tower Lease together with a certificate of the Secretary of the relevant Obligor certifying same to be a true and correct copy thereof;

               (m) Foothill shall have received an opinion of Borrower's counsel (including FCC counsel) in form and substance satisfactory to Foothill in its sole discretion;

               (n) Foothill shall have received (i) appraisals of the Real Property Collateral and appraisals of the individual Communications Systems, in each case satisfactory to Foothill, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Foothill (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Foothill assuring Foothill that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Foothill; in each case, except to the extent Foothill permits one or more of the same to be delivered after the Closing Date pursuant to SECTION 3.3(e) hereof;

               (o) Foothill shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

               (p) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Foothill and its counsel.

          3.1A CONDITIONS PRECEDENT TO THE NEW TERM LOAN. The obligation of Foothill to make the New Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Amended Closing Date:

                              (Page 78 of 142 Pages)

               (a) Foothill shall have received executed consents and reaffirmations from each Guarantor, in form and substance satisfactory to Foothill; and

               (b) Foothill shall have received the Second Amended Warrant and such Second Amended Warrant shall be duly executed, and in full force and effect.

          3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND THE TERM LOAN. The following shall be conditions precedent to all Advances and the Term Loan hereunder:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

          3.3 CONDITION SUBSEQUENT. As conditions subsequent to initial closing hereunder, Borrower shall perform or cause to be performed each of the following (the failure by Borrower to so perform or cause to be performed any of the following constituting an Event of Default):

               (a) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel.

               (b) within 30 days following the First Amendment Date, deliver to Foothill each of the Collateral Assignments of Key Leases, together with an appropriate consent to hypothecation from the lessor under the relevant Key Lease, to the extent the same were not required by Foothill to be delivered on or before the Closing Date under SECTION 3.1.

               (c) within 30 days following the First Amendment Date, deliver to Foothill each of the Collateral Assignments of Tower Leases, other than with respect to (i) the Old New York Tower Lease, (ii) the Fort Worth Tower Lease, and (iii) the Brookfield Tower Lease, together with an appropriate consent to hypothecation from the lessor under the relevant Tower Lease, to the extent the same were not required by Foothill to be delivered on or before the Closing Date under SECTION 3.1

                              (Page 79 of 142 Pages)

               (d) within 30 days following the First Amendment Date, deliver to Foothill each of the Mortgages (and Foothill shall have received opinions of Foothill's several local counsel relative thereto, each in form and substance satisfactory to Foothill in its reasonable (from the perspective of a secured lender) discretion), Collateral Access Agreements (other than with respect to (i) the Old New York Tower Lease, (ii) the Fort Worth Tower Lease, and (iii) the Brookfield Tower Lease), Mortgage Policies, in each case, to the extent the same were not required by Foothill to be delivered on or before the Closing Date under SECTION 3.1.

               (e) within 180 days following the Closing Date, deliver to Foothill satisfactory evidence of the consummation of each of the Restructuring Transactions.

          3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date that is 4 years from the Closing Date (the "Maturity Date"), unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

          3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Borrower Collateral and the Guarantor Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

          3.6 EARLY TERMINATION BY BORROWER. The provisions of SECTION 3.4 that allow termination of this Agreement by Borrower only on the Maturity Date notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to (a) on or before the second anniversary of the Closing Date, an amount equal to the product of (i) $20,000 TIMES (ii) the number of months (or portion thereof) between the date of such termination and the second anniversary of the Closing Date, and (b) thereafter, zero (-0-); PROVIDED, HOWEVER, that Borrower shall be obligated to pay only 50% of the Early Termination Premium otherwise payable under
SECTION 3.6(a) in the event that Borrower timely exercises its option to terminate this Agreement (and timely terminates this Agreement) under and pursuant to this SECTION 3.6 with the proceeds received by Borrower from the consummation of a Qualified Transaction.

          3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof,

                              (Page 80 of 142 Pages)

Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this SECTION 3.7 shall be deemed included in the Obligations.

     4.   CREATION OF SECURITY INTEREST.

          4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Borrower Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Borrower Personal Property Collateral shall attach to all Borrower Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Ordinary Course Dispositions, no Obligor has any authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral. Anything to the contrary in this Agreement or the other Loan Documents notwithstanding, to the extent this Agreement or any other Loan Document purports to grant to Foothill a security interest in the FCC Licenses, Foothill shall only have a security interest in such FCC Licenses at such times and to the extent that a security interest in such FCC Licenses is not prohibited under applicable law and Foothill agrees that, to the extent prior FCC approval is required pursuant to the Communications Act of 1934, as amended, or the rules and regulations of the FCC for (a) the operation and effectiveness of any remedy hereunder or under any Loan Document, or (b) taking any action that may be taken by Foothill hereunder or under any Loan Document, such remedy or action will be subject to such prior FCC approval having been obtained by or in favor of Foothill; and Borrower will use, and shall cause each of the other Obligors to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) use, its reasonable best efforts to obtain any such approval as promptly as possible after Foothill first becomes entitled to exercise such remedy or action.

          4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall (and shall cause each of the other Obligors to, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) endorse and deliver physical possession of such Negotiable Collateral to Foothill.

          4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time, Foothill or Foothill's designee may (a) notify customers or Account Debtors of the Obligors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein,

                              (Page 81 of 142 Pages)
and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will (and will cause each of the other Obligors to, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by the applicable Obligor.

          4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall (and shall cause each of the other Obligors (including each new License Sub or Station Sub, whether Restricted Subsidiary or Unrestricted Subsidiary) to, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors (including each new License Sub or Station Sub) hereby agrees to) execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, collateral assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. In this regard and without limiting the generality of the foregoing, Foothill shall have the right to require Borrower to: (a) obtain phase-I environmental reports and real estate surveys with respect to the Real Property Collateral from environmental consultants and surveyors and setting forth results, in each case, acceptable to Foothill in its sole discretion; (b) at such time or times as Borrower or any Guarantor acquires any copyright registered with the United States Copyright Office or applies for registration of any copyright with the United States Copyright Office, execute and deliver (or cause such Guarantor to execute and deliver (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to execute and deliver) promptly a Copyright Security Agreement or joinder or supplement thereto in respect of such copyrights or copyright applications;
(c) cause CRLA to execute and deliver a Mortgage with respect to the Real Property that it is to acquire in Southern California that is referred to as the "Mira Loma site; and (d) cause CRNY to execute and deliver a Collateral Assignment of Tower Lease with respect to its new Tower Lease.

          4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints (and hereby causes each of the other Obligors to make, constitute, and appoint, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby makes, constitutes, and appoints) Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as the Obligors' true and lawful attorney, with power to (a) if any Obligor refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of such Obligor on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, sign any Obligor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors,

                              (Page 82 of 142 Pages)
schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse any Obligor's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of any Obligor's mail to an address designated by Foothill, to receive and open all mail addressed to an Obligor, and to retain all mail relating to the Collateral and forward all other mail to the Obligors in care of Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under the Obligors' policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as the Obligors' attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

          4.6 RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify any or all of the Obligors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES.

          In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Term Loan made thereafter, as though made on and as of the date of such Advance or Term Loan (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

          5.1 NO ENCUMBRANCES. The Obligors have good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

          5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of broadcasting time or the production or syndication of radio programming to Account Debtors in the ordinary course of the Obligors' business, unconditionally owed to one or more of the Obligors without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The services giving rise to such Eligible Accounts has been fully performed. No Obligor has received any notice of actual or imminent bankruptcy, insolvency, or material

                              (Page 83 of 142 Pages)
impairment of the financial condition of any Account Debtor, or, in the case of an Advertising Agency Account Debtor, of the underlying client of such Advertising Agency Account Debtor, regarding any Eligible Account.

          5.3 LICENSES AND PERMITS. All material licenses, permits, and consents and similar rights (including FCC Licenses) required from any Federal, state, or local governmental body for the ownership, construction, use, and operation of the Communications Systems and other properties now owned and operated by any of the Obligors, have been validly issued and are in full force and effect and each Obligor is in compliance, in all material respects, with all of the provisions thereof and none of such licenses, permits, or consents is the subject of any pending or, to the best of Borrower's knowledge and belief, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. As of the Closing Date or of each subsequent date on which Borrower delivers to Foothill an updated schedule pursuant to Section 6.20, set forth on SCHEDULE 5.3 is a complete and accurate list of all such licenses, permits, and consents, and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application. Each of the Obligors owns or possesses all material patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of its business as now carried on, without any known conflict of the rights of others.

          5.4 EQUIPMENT. All of the Equipment is used or held for use in the Obligors' business and is fit for such purposes.

          5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on SCHEDULE 6.12 or otherwise permitted by SECTION 6.12.

          5.6  [INTENTIONALLY OMITTED]

          5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower and each Guarantor is located at the address indicated in the preamble to this Agreement and the FEINs for each of the Obligors are as set forth on SCHEDULE 5.7; PROVIDED, HOWEVER, that from time to time, Borrower shall be entitled to update SCHEDULE 5.7 to add the FEINs of newly created or acquired Subsidiaries.

          5.8  DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

               (b) Each Guarantor is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed

                              (Page 84 of 142 Pages)
to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

               (c) Set forth on SCHEDULE 5.8 is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower; PROVIDED, HOWEVER, that from time to time, Borrower shall be entitled to update SCHEDULE 5.8 to add the required information concerning newly created or acquired Subsidiaries. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d) Except as set forth on SCHEDULE 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

               (e) Except as set forth on SCHEDULE 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

          5.9  DUE AUTHORIZATION; NO CONFLICT.

               (a) (i) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action. (ii) The execution, delivery, and performance by each of the other Obligors of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) (i) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (w) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Obligor, (x) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of any Obligor, (y) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Obligor, other than Permitted Liens, or
(z) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Obligor.

                              (Page 85 of 142 Pages)

                    (ii) The execution, delivery, and performance by each of the other Obligors of the Loan Documents to which it is a party do not and will not (w) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on any Obligor, (x) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of any Obligor, (y) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Obligor, other than Permitted Liens, or
(z) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Obligor.

               (c) (i) Other than the filing of appropriate financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                    (ii) Other than the filing of appropriate financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each of the other Obligors of the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (d) (i) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                    (ii) The Loan Documents to which each of the other Obligors is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) (i) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                        (Page 86 of 142 Pages)

                    (ii) The Liens granted by each of the other Obligors to Foothill in and to its properties and assets pursuant to the Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          5.10 LITIGATION. There are no actions or proceedings pending by or against any Obligor before any court or administrative agency and neither Borrower nor any other Obligor has any knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Obligor, except for: (a) ongoing collection matters in which one or more of the Obligors is the plaintiff; (b) matters disclosed on SCHEDULE 5.10; and (c) matters arising after the date hereof that, if decided adversely to such Obligor, would not have a Material Adverse Change.

          5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended.
There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

          5.12 SOLVENCY. (a) Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

               (b) Each of the other Obligors is Solvent. No transfer of property is being made by such Obligor and no obligation is being incurred by such Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor.

          5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on SCHEDULE 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

                        (Page 87 of 142 Pages)

          5.14 ENVIRONMENTAL CONDITION. None of any Obligor's properties or assets has ever been used by any Obligor or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials except as disclosed on Schedule 5.14 (and, to the extent set forth on such schedule, any such production, storage, handling, treatment, release, or transport of such Hazardous Materials by any Obligor is in compliance with all applicable laws and regulations in respect thereof). None of any Obligor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Obligor. No Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Obligor resulting in the releasing or disposing of Hazardous Materials into the environment.

          5.15 KEY LEASES; TOWER LEASES. (a) All Key Leases of the Obligors are identified on Schedule 5.15(a) and each Obligor party to each of the Key Leases is in compliance in all material respects with all of the terms of that Key Lease the failure to comply with which reasonably could be expected to result in a termination or non-renewal thereof or a change therein materially adverse to that Obligor.

               (b) All Tower Leases of the Obligors are identified on
Schedule 5.15(b) and each Obligor party to each of the Tower Leases is in compliance in all material respects with all of the terms of that Tower Lease the failure to comply with which reasonably could be expected to result in a termination or non-renewal thereof or a change therein materially adverse to that Obligor.

          5.16 LPMA; NETWORK AFFILIATES. (a) All LPMAs of the Obligors are identified on Schedule 5.16(a) and each Obligor party to each of the LPMAs is in compliance with all of the terms of that LPMA the failure to comply with which reasonably could be expected to result in a termination or non-renewal thereof or a change therein materially adverse to that Obligor.

               (b) All Network Affiliates of Borrower and a description of any Permitted Network Affiliate Investments of Borrower in such Network Affiliates are identified on Schedule 5.16(b); PROVIDED, HOWEVER, that from time to time, Borrower shall be entitled to update SCHEDULE 5.16(b) to add the required information concerning new Network Affiliates or Permitted Network Affiliate Investments.

          5.17 NO DEFAULT IN COMMUNICATION FRANCHISE AGREEMENTS. No material default by any Obligor exists under any Communication Franchise Agreement to which it is a party and no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by Borrower thereunder and each such Communication Franchise Agreement has been duly authorized, executed, and delivered by such Obligor and is in full force and effect.

                        (Page 88 of 142 Pages)

          5.18 GOVERNMENTAL AUTHORITY. No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required (i) for the grant by any Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement and the other Loan Documents by Borrower and the other Obligors, (ii) for the perfection of such security interest or the exercise by Foothill of the rights and remedies provided for in this Agreement or the other Loan Documents, or (iii) except for the consents, authorizations, approvals, actions, notices and filings with the FCC and other governmental authorities, all of which have been duly obtained, taken, given or made and are in full force and effect and are not subject to any conditions (other than those conditions generally applicable to entities holding licenses, permits, consents or authorizations granted or issued by the FCC and other governmental authorities with respect to Broadcast Systems and Communications Systems).

     6.   AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall (and, where applicable, cause each of the other Obligors to, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) do all of the following:

          6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower and each of the other Obligors to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. The Obligors also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          6.2 COLLATERAL REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) upon the request of Foothill, a sales journal, collection journal, and credit register, in each case in respect of each Communications System and the overall radio network of the Obligors, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, a detailed aging, by total and in respect of each Communications System and the overall radio network of the Obligors, of the Accounts, (c) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, a summary aging, by vendor and in respect of each Communications System and the overall radio network of the Obligors, of each Obligor's accounts payable and any book overdraft, (d) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, and other documents in connection with the Accounts, (e) on a quarterly basis, a detailed list of each Obligor's customers on a per Communications System basis and on the basis of the overall radio network of the Obligors, (f) on a monthly basis, a calculation of the Dilution for the prior month; and (g) such other

                        (Page 89 of 142 Pages)
reports as to the Collateral or the financial condition of the Obligors as Foothill may request from time to time.

          6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.  Deliver to
Foothill: (a) as soon as available, but in any event within 30 days after the end of each of the first, second, fourth, fifth, seventh, eighth, tenth, and eleventh months during each of the Obligors' fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering the Obligors' operations (including the overall radio network of the Obligors) during such period; (b) as soon as available, but in any event within 45 days after the end of each of the third, sixth, ninth, and twelfth months during each of the Obligors' fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering the Obligors' operations (including the overall radio network of the Obligors) for the fiscal quarter then ended; and (c) as soon as available, but in any event within 90 days after the end of each of the Obligors' fiscal years, financial statements of the Obligors for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow on a per Communications System basis as well as on the basis of the overall radio network of the Obligors, and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrower agrees to deliver balance sheet information in form reasonably acceptable to Foothill and prepared on a consolidating, per Obligor basis AND per Communications System basis, so as to present Borrower and each such related entity separately and to present each Communications System separately, and financial statements prepared on a consolidated basis.

               Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its securitiesholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower or any of the other Obligors.

               Each month, together with the financial statements provided pursuant to SECTION 6.3(a) or SECTION 6.3(b), as the case may be, Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, its Subsidiaries, and each of their respective Communications Systems, (ii) the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made

                        (Page 90 of 142 Pages)
on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in SECTION 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in
SECTION 7.20, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the relevant Obligor has taken, is taking, or proposes to take with respect thereto).

               Borrower (and, if required, each of the other Obligors) shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning the Obligors that Foothill may request. Borrower hereby irrevocably authorizes and directs (and hereby agrees to cause promptly each of the other Obligors to irrevocably authorize and direct, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby irrevocably authorizes and directs) all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of the Obligors' financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding the Obligors' business affairs and financial conditions.

          Deliver to Foothill not less than 10 Business Days prior to the closing of any proposed Permitted Acquisition each of the following (a) a detailed description of the assets or stock that are the subject of such proposed Permitted Acquisition, (b) a term sheet or other description setting forth the essential terms and basic structure of the proposed Permitted Acquisition (including, purchase consideration and method and structure of payment; in this regard, if the purchase price includes a seller note, non-compete agreement, or other right to payment, Borrower shall detail the economic terms thereof), (c) projected statements of income for the Person or assets that are proposed to be acquired for at least a 1 year period following such proposed Permitted Acquisition (including a summary of assumptions or PRO FORMA adjustments for such projections), and (d) a sources and uses calculation showing the proposed amount of Indebtedness, if any, to be utilized in connection with the consummation of the proposed Permitted Acquisition.

          6.4 TAX RETURNS. Deliver to Foothill copies of each of the Obligors' future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

          6.5  GUARANTOR REPORTS.  To the extent the same are not covered by
Section 6.3 hereof, cause any guarantor of any of the Obligations to deliver (and by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to deliver) its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax

                        (Page 91 of 142 Pages)
returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

          6.6 RETURNS. Cause returns and allowances, if any, as between any Obligor and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Obligor, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Obligor, such Obligor promptly shall determine the reason for such return and, if such Obligor accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Obligor, such Obligor promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

          6.7 TITLE TO EQUIPMENT. Upon Foothill's request, immediately deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

          6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, no Obligor shall permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

          6.9 TAXES. (a) Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.

               (b) Make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto.

               (c) Make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and, upon request, furnish Foothill with proof satisfactory to Foothill indicating that the applicable Obligor has made such payments or deposits.

                        (Page 92 of 142 Pages)

          6.10 INSURANCE.

               (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall, and shall cause each Obligor to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to), maintain business interruption (including in respect of each Communications System), public liability, product liability, and property damage insurance relating to the Obligors' ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

               (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $1,000,000; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

               (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this SECTION 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Obligor or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                        (Page 93 of 142 Pages)

               (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to any Obligor whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to the applicable Obligor under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

               (e) Borrower shall not, and shall not cause, suffer, or permit any of the other Obligors to (and by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees not to), take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify (and cause the applicable Obligor immediately to notify, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees immediately to notify) Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

          6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower and the other Obligors without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

          6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on SCHEDULE 6.12; PROVIDED, HOWEVER, that Borrower may amend SCHEDULE 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

                        (Page 94 of 142 Pages)

          6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

          6.14 EMPLOYEE BENEFITS.

               (a) Promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC.
Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

          6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which an Obligor is a party or by which an Obligor's properties and assets are bound (including the Key Leases and the Tower Leases), unless such payments are

                        (Page 95 of 142 Pages)
the subject of a Permitted Protest. To the extent that any Obligor fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Maximum Revolving Amount.

          6.16 GOVERNMENT AUTHORIZATION. Borrower shall deliver to Foothill, as soon as practicable, and in any event within ten (10) days after the receipt by any Obligor from the FCC or any other governmental agency having jurisdiction over the operations of any Obligor or filing or receipt thereof by any Obligor, (i) copies of any order or notice of the FCC or such other agency or court of competent jurisdiction which designates any material FCC License or other material franchise, permit, or other governmental operating authorization of any Obligor, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of any Obligor to construct or operate a Communications System (or portion thereof), (ii) a copy of any competing application filed with respect to any such FCC License or other authorization, or application therefor, of any Obligor, or any citation, notice of violation, or order to show cause issued by the FCC or other agency or any complaint filed by the FCC or other agency which is available to any Obligor, and (iii) a copy of any notice or application by any Obligor requesting authority to or notifying the FCC of its intent to cease broadcasting on any broadcast station for any period in excess of ten (10) days.

          6.17 OFF-THE-AIR REPORTS. Borrower shall deliver promptly to Foothill notice of each occurrence of a period of twenty-four (24) consecutive hours or more during which any Communications System owned or operated by any Obligor was not broadcasting.

          6.18 NOTICES. Borrower promptly shall deliver, and shall cause each of the Obligors to deliver promptly (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to deliver promptly), to Foothill all material written notices received by it with respect to the Collateral, including, the Communication Franchise Agreements.

          6.19 PERMITTED ACQUISITIONS; PERMITTED UNRESTRICTED SUBSIDIARY ACQUISITIONS. In connection with any Permitted Acquisition or Permitted Unrestricted Subsidiary Acquisition of a Communications System or Broadcast System (an "Acquired System"), Borrower shall cause each of the following to be satisfied: (i) organize a License Sub to hold each of the FCC Licenses in respect of the Acquired System and organize a Station Sub to hold all assets of the Acquired System other than the FCC Licenses; (b) cause each of such License Sub and such Station Sub to execute and deliver all appropriate joinder documents to make it an Obligor party to the Loan Documents (including the Guaranty and the Guarantor Security Agreement) and of appropriate UCC-1 financing statements, fixture filings, Collateral Access Agreements, Collateral Assignments of Tower Leases, Collateral Assignments of Key Leases, and Mortgages; (c) cause the execution and delivery by the applicable Obligors of one or more appropriate supplements/joinders to the Stock Pledge Agreement or the Guarantor Stock Pledge Agreement, and the delivery to Foothill of possession of the

                        (Page 96 of 142 Pages)
original stock certificates, respecting all of the issued and outstanding shares of stock of such License Sub and such Station Sub, together with stock powers with respect thereto endorsed in blank; PROVIDED, HOWEVER, that to the extent, if any, that such shares are required to be delivered to the holder of Permitted Unrestricted Subsidiary Indebtedness that is secured by a first priority Lien on such shares in favor of such holder, Borrower, in lieu of the foregoing requirement of delivery of such stock certificates and stock powers, shall cause such holder to deliver to Foothill a duly executed bailee agreement, in form and substance reasonably satisfactory to Foothill, in respect of the second priority Lien in favor of Foothill on such shares.

          6.20 LICENSE RENEWALS. Commencing on the date six months following the Closing Date and continuing every six months thereafter, Borrower shall deliver to Foothill an updated SCHEDULE 5.3 reflecting thereon, as of the date of such delivery, the information described in Section 5.3.

     7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do, and will not cause, suffer, or permit any of the other Obligors to do (and by its execution and delivery of the Guaranty or a joinder thereto, each Guarantor hereby agrees that it will not do), any of the following without Foothill's prior written consent:

          7.1 INDEBTEDNESS. Except with respect to Permitted Unrestricted Subsidiary Investments, create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a)  Indebtedness evidenced by this Agreement;

               (b)  Indebtedness set forth on SCHEDULE 7.1 attached hereto;

               (c)  Indebtedness of the Obligors secured by Permitted Liens;

               (d) Indebtedness of any Obligor (other than Unrestricted Subsidiaries) owing to any other Obligor (other than Unrestricted Subsidiaries); PROVIDED, HOWEVER, that (i) such intercompany Indebtedness shall not be evidenced by promissory notes or any other instruments, and (ii) such Intercompany Indebtedness shall not arise from one or a series of related transactions between any two or more Obligors pursuant to which an Obligor would be able to take an action that would not be permitted, or to refrain from taking an action that would be required, under the Credit Documents but for such transaction or transactions;

               (e)  Permitted Unrestricted Subsidiary Indebtedness; and

               (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), (d), and (e) of this SECTION 7.1 (and continuance or

                        (Page 97 of 142 Pages)
renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower or the "Guarantied Obligations" (as defined in the Guaranty) by any Guarantor, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations or such Guarantied Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

Anything contained in this SECTION 7.1 to the contrary notwithstanding, in no event shall Borrower or any of the Restricted Subsidiaries co-make, endorse, guaranty, or otherwise become liable or have any recourse with respect to any Indebtedness or other liabilities (including Permitted Unrestricted Subsidiary Indebtedness) of any of the Unrestricted Subsidiaries.

          7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under SECTION 7.1(e) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

          7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets (collectively, a "Fundamental Change Transaction"), except for: (a) the Restructuring Transactions; (b) Permitted Acquisitions permitted under SECTION 7.13; (c) Permitted Unrestricted Subsidiary Acquisitions; and (d) Fundamental Change Transactions involving solely Unrestricted Subsidiaries.

          7.4 DISPOSAL OF ASSETS. Except for Ordinary Course Dispositions, sell, lease, assign, transfer, or otherwise dispose of any properties or assets of any of the Obligors.

          7.5 CHANGE NAME. Change any Obligor's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

          7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or

                        (Page 98 of 142 Pages)
items of payment for deposit to the account of an Obligor subject to a Concentration Account Agreement or which are transmitted or turned over to Foothill.

          7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's and the other Obligors' business, taken as a whole, without the prior written consent of Foothill, which shall not be unreasonably (from the perspective of a secured lender) withheld. Without limiting the generality of the foregoing, Borrower and the Obligors shall be permitted to change the format of programming of one or more of their Broadcast Systems from any non-"children's format" programming to "children's format" programming.

          7.8  PREPAYMENTS AND AMENDMENTS.

               (a)  Except in connection with a refinancing permitted by
SECTION 7.1(D), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement; and

               (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b), (c), OR (d).

          7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

          7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

          7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any capital stock of any Obligor, of any class, whether now or hereafter outstanding; PROVIDED, HOWEVER, that any Subsidiary of Borrower may pay dividends or other distributions to Borrower; PROVIDED FURTHER that Borrower may make Permitted Legal Fee Stock Redemptions from time to time so long as Borrower delivers to Foothill concurrently therewith a certificate of the Secretary of Borrower certifying that Borrower has elected to satisfy its obligations under the relevant invoices of HMSPA referenced therein by means of a Permitted Legal Fee Stock Redemption and attesting to the aggregate amount of Permitted Legal Fee Stock Redemptions made by Borrower (after giving effect to the subject redemption).

          7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Obligor's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or such Obligor's financial condition. Borrower hereby waives, and hereby agrees to cause

                        (Page 99 of 142 Pages)
the other Obligors to waive (and by its execution and delivery of the Guaranty or a joinder thereto, each Guarantor hereby waives), the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement or any other Loan Document, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

          7.13 INVESTMENTS. Except for Permitted Unrestricted Subsidiary Investments, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) except for Permitted Network Affiliate Investments, the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person; PROVIDED, HOWEVER, that the foregoing shall not prohibit any Obligor from making any such investment in any other Obligor, so long as all of the issued and outstanding capital stock of any Guarantor is and continues to be owned by only one other Obligor.

          7.14 TRANSACTIONS WITH AFFILIATES. Except for those transactions described on SCHEDULE 7.14 attached hereto, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Obligors (other than an Obligor) except for transactions that are in the ordinary course of the Obligors' business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to the Obligors, or any of them, than would be obtained in an arm's length transaction with a non-Affiliate.

          7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

          7.16 COMMUNICATION FRANCHISE AGREEMENTS. Except solely as, and solely to the extent, expressly permitted pursuant to this Agreement (i) cancel or terminate any of the Communication Franchise Agreements or consent to or accept any cancellation or termination thereof, (ii) sell, assign, or otherwise dispose of (by operation of law or otherwise) any part of its respective interest or rights under any Communication Franchise Agreements,
(iii) amend, supplement, or otherwise modify any of the Communication Franchise Agreements in any way that could reasonably be expected to be materially adverse to any Obligor, (iv) waive any material default under or breach of any of the Communication Franchise Agreements or waive, fail to enforce, forgive, or release any material right, interest, or entitlement of any kind, howsoever arising under or in respect of any of the Communication Franchise Agreements or vary or agree to the variation in any respect of any of the material provisions of any of the Communication Franchise Agreements in a manner that would be materially adverse to any Obligor, or (v) petition, request, or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate, or suspend any of the Communication Franchise Agreements or amend or modify any of the Communication Franchise Agreements in any respect of any of the material provisions of any of the Communication Franchise Agreements in a manner that would be

                        (Page 100 of 142 Pages)
materially adverse to any Obligor. Borrower, at its expense, will, and will cause each of the other Obligors to (and by its execution and delivery of the Guaranty or a joinder thereto, each Guarantor hereby agrees that it will), perform and comply, in all material respects, with all terms and provisions of each of the Communication Franchise Agreements required to be performed or complied with by it, will maintain each of the Communication Franchise Agreements in full force and effect, will enforce each of the Communication Franchise Agreements in accordance with their respective terms.

          7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than (i) on the Closing Date,
(w) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender (other than a mortgage financing of approximately $225,000), (x) to repay in full the KPLS Sellers' Indebtedness owing to the KPLS Sellers, (y) to repay in full the obligations of Group under a Consulting Agreement, dated October 29, 1993, as amended, between Group and Mr. John McGuinness, and (z) to pay transactional costs, expenses, and fees incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes; PROVIDED, HOWEVER, that in no event shall the proceeds of any Advance be used to finance, in whole or in part, directly or indirectly, any Permitted Unrestricted Subsidiary Acquisition.

          7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill, unless, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

          7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

               (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                        (Page 101 of 142 Pages)

               (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $10,000.

          7.20 FINANCIAL COVENANTS.  Fail to maintain:

               (a) Stockholder Equity. Stockholder Equity, measured on a fiscal quarter-end basis, of at least the amount set forth below:

-------------------------------------------------------
-------------------------------------------------------
Qtr/Yr                       Minimum Stockholder Equity
-------------------------------------------------------
Q4/1996                                     $14,100,000
-------------------------------------------------------
Q1/1997                                     $14,100,000
-------------------------------------------------------
Q2/1997                                     $14,100,000
-------------------------------------------------------
Q3/1997                                     $14,100,000
-------------------------------------------------------
Q4/1997                                     $14,100,000
-------------------------------------------------------
Q1/1998                                     $13,200,000
-------------------------------------------------------
Q2/1998                                     $13,200,000
-------------------------------------------------------
Q3/1998                                     $13,200,000
-------------------------------------------------------
Q4/1998                                     $13,200,000
-------------------------------------------------------
Q1/1999                                     $12,700,000
-------------------------------------------------------


                             (Page 102 of 142 Pages)

-------------------------------------------------------
-------------------------------------------------------
Qtr/Yr                       Minimum Stockholder Equity
-------------------------------------------------------
Q2/1999                                     $12,700,000
-------------------------------------------------------
Q3/1999                                     $12,700,000
-------------------------------------------------------
Q4/1999                                     $12,700,000
-------------------------------------------------------
Q1/2000                                     $12,700,000
-------------------------------------------------------
Q2/2000                                     $12,700,000
-------------------------------------------------------
Q3/2000                                     $12,700,000
-------------------------------------------------------
Q4/2000                                     $12,700,000
-------------------------------------------------------
-------------------------------------------------------

               (b) Working Capital. Working Capital, measured on a fiscal quarter-end basis, of at least the amount set forth below:

------------------------------------------------------
------------------------------------------------------
Qtr/Yr                     Minimum Stockholder Capital
------------------------------------------------------
Q4/1996                                     $2,000,000
------------------------------------------------------
Q1/1997                                     $2,000,000
------------------------------------------------------
Q2/1997                                     $2,000,000
------------------------------------------------------
Q3/1997                                     $2,000,000
------------------------------------------------------
Q4/1997                                     $2,000,000
------------------------------------------------------
Q1/1998                                       $900,000
------------------------------------------------------
Q2/1998                                       $900,000
------------------------------------------------------
Q3/1998                                       $900,000
------------------------------------------------------
Q4/1998                                       $900,000
------------------------------------------------------
Q1/1999                                     $4,000,000
------------------------------------------------------
Q2/1999                                     $4,000,000
------------------------------------------------------
Q3/1999                                     $4,000,000
------------------------------------------------------
Q4/1999                                     $4,000,000
------------------------------------------------------
Q1/2000                                    $14,000,000
------------------------------------------------------
Q2/2000                                    $14,000,000
------------------------------------------------------
Q3/2000                                    $14,000,000
------------------------------------------------------
Q4/2000                                    $14,000,000
------------------------------------------------------
------------------------------------------------------

                             (Page 103 of 142 Pages)

          7.21 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year in excess of (a) $1,250,000 during 1997, and (b) $750,000 during any other fiscal year.

     8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          8.1 (a) If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); PROVIDED, HOWEVER, that in the case of Overadvances that are caused by the charging of interest, fees, or Foothill Expenses to Borrower's loan account with Foothill, such event shall not constitute an Event of Default unless, within three (3) Business Days telephonic notice of such Overadvance, Borrower fails to prepay, or otherwise eliminate, such Overadvance; or

               (b) If any other Obligor fails to pay when due and payable or when declared due and payable, any portion of the "Guarantied Obligations" (as defined in the Guaranty) (whether in respect of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

          8.2 (a) If Borrower or any other Obligor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in SECTIONS 6.2 (Collateral Reports), 6.3 (Financial Statements), 6.16 (Governmental Authorization), 6.18 (Notices), or 6.20 (License Renewals) of this Agreement and such failure continues for a period of five (5) days from the date Foothill sends Borrower telephonic or written notice of such failure or neglect; (b) If Borrower or any other Obligor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in SECTIONS 6.4 (Tax Returns), 6.5 (Guarantor Reports), 6.7 (Title to Equipment),
6.12 (Location of Inventory and Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of fifteen (15) days from the date of such failure or neglect; (c) If Borrower or any other Obligor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in SECTIONS 6.1 (Accounting System), 6.6 (Returns), or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of fifteen (15) days from the date Foothill sends Borrower telephonic or written notice of such failure or neglect; or (d) If Borrower or any other Obligor fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between one or more of the Obligors and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this SECTION 8);

                             (Page 104 of 142 Pages)

          8.3  If there is a Material Adverse Change;

          8.4 If any material portion of any Obligor's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

          8.5  If an Insolvency Proceeding is commenced by any Obligor;

          8.6 If an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: (a) such Obligor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Obligor; or (e) an order for relief shall have been issued or entered therein;

          8.7 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any properties or assets of any of the Obligors by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any properties or assets of any of the Obligors and the same is not paid on the payment date thereof;

          8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Obligor's properties or assets;

          8.10 If there is a default in any material agreement to which an Obligor is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of an Obligor's obligations thereunder;

          8.11 If an Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by any

                             (Page 105 of 142 Pages)

Obligor or any officer, employee, agent, or director of any Obligor, or if any such warranty or representation is withdrawn;

          8.13 If the obligation of any Guarantor or other third Person under its guaranty or other Loan Document is limited or terminated by operation of law or by such Guarantor or other third Person thereunder, or any such other third Person becomes the subject of an Insolvency Proceeding; or

          8.14 If any Obligor fails to keep in full force and effect, suffers the termination or revocation of, terminates, forfeits, or suffers a materially adverse amendment to, any Communications Franchise or Communications Franchise Agreement at any time held by any Obligor that is necessary to the operation of any Communications System owned by any Obligor.


     9.   FOOTHILL'S RIGHTS AND REMEDIES.

          9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower (and hereby caused by Borrower to be authorized by each of the other Obligors (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby authorizes same)):

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

               (e) Borrower agrees that, upon the occurrence of and during the continuance of an Event of Default and at Foothill's request, Borrower will, and will cause each other Obligor to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to), immediately file such

                             (Page 106 of 142 Pages)
applications for approval and shall take all other and further actions required by Foothill to obtain such approvals or consents of regulatory authorities as are necessary to transfer ownership and control to Foothill, of the FCC Licenses held by it, or its interest in any Person holding any such FCC License. To enforce the provisions of this SECTION 9.1(e), Foothill is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of any FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred.
 Borrower hereby agrees to authorize, and shall cause each other Obligor to authorize (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to authorize), such an involuntary transfer of control upon the request of the receiver so appointed and, if Borrower or such other Obligor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, Borrower shall, and shall cause each of the other Obligors to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to), further use its reasonable best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including, preparation, execution, and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization. Borrower acknowledges, and shall cause each of the other Obligors to acknowledge (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby acknowledges), that the assignment or transfer of FCC Licenses is integral to Foothill's realization of the value of the Collateral, that there is no adequate remedy at law for failure by Borrower or any other Obligor to comply with the provisions of this SECTION 9.1(e) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this SECTION 9.1(e) may be specifically enforced.

               (f) Cause Borrower or any other Obligor to hold all Inventory in trust for Foothill, segregate all Inventory from all other property of the Obligors or in the Obligors' possession and conspicuously label said Inventory as the property of Foothill;

               (g) Without notice to or demand upon any Obligor or any other guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble, and cause each of the other Obligors to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) assemble, the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes, and hereby agrees to cause each of the other Obligors promptly to authorize (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby authorizes), Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property

                             (Page 107 of 142 Pages)

Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any owned or leased premises of any of the Obligors, Borrower hereby grants, and hereby causes each of the other Obligors immediately to grant (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby grants), Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

               (h) Without notice to any Obligor (such notice hereby being expressly waived by Borrower and caused by Borrower to be waived by each of the other Obligors, and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby waives same), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all
(i) balances and deposits of Borrower or any of the other Obligors held by Foothill, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower or any of the other Obligors held by Foothill;

               (i) Hold, as cash collateral, any and all balances and deposits of Borrower or any of the other Obligors held by Foothill to secure the full and final repayment of all of the Obligations;

               (j) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants, and agrees to cause each of the other Obligors to grant (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby grants), to Foothill a license or other right to use, without charge, the Obligors' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and the Obligors' rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

               (k) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any of the Obligors' premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

               (l) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                    (1) Foothill shall give the applicable Obligor and each holder of a security interest in the Personal Property Collateral who has filed with

                             (Page 108 of 142 Pages)

Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (2) The notice shall be personally delivered or mailed, postage prepaid, to such Obligor as provided in SECTION 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                    (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the countfy in which the sale is to be held;

               (m)  Foothill may credit bid and purchase at any public sale; and

               (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

          9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

     10.  TAXES AND EXPENSES.

          If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement or any other Loan Document, then, to the extent that Foothill determines that such failure by that Obligor could result in a Material Adverse Change, in its discretion and without prior notice to any Obligor, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.10, and take any action with respect to such policies

                             (Page 109 of 142 Pages)
as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11.  WAIVERS; INDEMNIFICATION.

          11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower or any other Obligor may in any way be liable.

          11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that, and agrees to cause each of the other Obligors to agree that (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees that), so long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower and the other Obligors.

          11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (INCLUDING THE NEGLIGENCE OF BORROWER) (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this SECTION
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted proximately from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

                            (Page 110 of 142 Pages)

     12.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

          IF TO BORROWER:              CHILDREN'S BROADCASTING CORPORATION
                                       724 First Street, Fourth Floor
                                       Minneapolis, Minnesota 55401
                                       Attn:  Mr. James G. Gilbertson
                                       Fax No. 612.338.4318

          WITH COPIES TO:              CHILDREN'S BROADCASTING CORPORATION
                                       724 First Street, Fourth Floor
                                       Minneapolis, Minnesota 55401
                                       Attn:  Lance W. Riley, Esq.
                                       Fax No. 612.330.9558

          IF TO FOOTHILL:              FOOTHILL CAPITAL CORPORATION
                                       11111 Santa Monica Boulevard
                                       Suite 1500
                                       Los Angeles, California 90025-3333
                                       Attn:  Business Finance Division Manager
                                       Fax No. 310.478.9788

          WITH COPIES TO:              BROBECK, PHLEGER & HARRISON LLP
                                       550 South Hope Street
                                       Los Angeles, California 90071
                                       Attn:  John Francis Hilson, Esq.
                                       Fax No. 213.745.3345

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this SECTION 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower, for itself and each of the other Obligors, acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.


                           (Page 111 of 142 Pages)

     13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER (FOR ITSELF AND ON BEHALF OF EACH OF THE OTHER OBLIGORS) AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER (FOR ITSELF AND ON BEHALF OF EACH OF THE OTHER OBLIGORS) AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER (FOR ITSELF AND ON BEHALF OF EACH OF THE OTHER OBLIGORS) AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.  DESTRUCTION OF OBLIGORS' DOCUMENTS.

          All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless the applicable Obligor requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.


                           (Page 112 of 142 Pages)

     15.  GENERAL PROVISIONS.

          15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

          15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder and no consent or approval by Borrower or any other Obligor is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder and under the other Loan Documents. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to any Obligor or any Obligor's business. To the extent that Foothill assigns its rights and obligations hereunder or under any other Loan Document to a third Person, Foothill thereafter shall be released from such assigned obligations to the relevant Obligor and such assignment shall effect a novation between the relevant Obligor and such third Person.

          15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower or any other Obligor, whether under any rule of construction or otherwise.
On the contrary, this Agreement has been reviewed by all parties (including Borrower for itself and on behalf of each of the other Obligors) and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

          15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile


                           (Page 113 of 142 Pages)
shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

          15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  [remainder of page intentionally left blank]


                           (Page 114 of 142 Pages)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                       CHILDREN'S BROADCASTING CORPORATION, a
                                       Minnesota corporation


                                        By  /s/ James G. Gilbertson
                                            -----------------------------------

                                        Title: Chief Operating Officer
                                               --------------------------------



                                       FOOTHILL CAPITAL CORPORATION,
                                       a California corporation


                                       By  /s/ Keith Alexander
                                           ------------------------------------

                                       Title:  Vice President
                                               --------------------------------


                           (Page 115 of 142 Pages)

            CONSENT, RATIFICATION, AND REAFFIRMATION BY GUARANTORS

          Each of the undersigned Guarantors hereby consents to the execution, delivery, and performance of the foregoing Amended and Restated Loan and Security Agreement and agrees, ratifies, and reaffirms that its obligations as a guarantor with respect to the Loan Documents, as heretofore amended, and as amended by the foregoing amendment, remain in full force and effect and are not impaired, diminished, or discharged in any respect.

Dated as of the date first set forth above:


                                       CHILDREN'S RADIO OF LOS ANGELES, INC.,
                                       a Minnesota corporation


                                       By  /s/ James G. Gilbertson
                                           ------------------------------------

                                       Title: Chief Operating Officer
                                              ---------------------------------


                                       CHILDREN'S RADIO OF NEW YORK, INC.,
                                       a New Jersey corporation


                                       By  /s/ James G. Gilbertson
                                           ------------------------------------

                                       Title: Chief Operating Officer
                                              ---------------------------------


                                       CHILDREN'S RADIO OF MINNEAPOLIS, INC.,
                                       a Minnesota corporation


                                       By  /s/ James G. Gilbertson
                                           ------------------------------------

                                       Title: Chief Operating Officer
                                              ---------------------------------


                           (Page 116 of 142 Pages)

                                    CHILDREN'S RADIO OF GOLDEN VALLEY, INC., a
                                    Minnesota corporation


                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    CHILDREN'S RADIO OF MILWAUKEE, INC.,
                                    a Minnesota corporation


                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    CHILDREN'S RADIO OF DENVER, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    CHILDREN'S RADIO OF KANSAS CITY, INC.,
                                    a Minnesota corporation


                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                           (Page 117 of 142 Pages)

                                    CHILDREN'S RADIO OF DALLAS, INC.,
                                    a Minnesota corporation


                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    CHILDREN'S RADIO OF HOUSTON, INC.,
                                    a Minnesota corporation



                                     By  /s/ James G. Gilbertson
                                         -----------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    CHILDREN'S RADIO OF PHILADELPHIA, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    CHILDREN'S RADIO OF DETROIT, INC.,
                                    a Minnesota corporation


                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                           (Page 118 of 142 Pages)

                                    CHILDREN'S RADIO OF CHICAGO, INC.,
                                    a Minnesota corporation


                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    CHILDREN'S RADIO OF PHOENIX, INC.,
                                    a Minnesota corporation


                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    WWTC-AM, INC.,
                                    a Minnesota corporation


                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    KYCR-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                          (Page 119 pf 142 Pages)

                                    WZER-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    KKYD-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    KCNW-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    KAHZ-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                         (Page 120 of 142 Pages)

                                    KTEK-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    WPWA-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    WCAR-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    WJDM-AM, INC.,
                                    a Minnesota corporation



                                   By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                          (Page 121 of 142 Pages)

                                    KPLS-AM, INC.,
                                    a Minnesota corporation



                                   By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    WAUR-AM, INC.,
                                    a Minnesota corporation



                                   By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                                    KIDR-AM, INC.,
                                    a Minnesota corporation



                                    By  /s/ James G. Gilbertson
                                        ------------------------------------

                                    Title: Chief Operating Officer
                                           ---------------------------------


                           (Page 122 of 142 Pages)